UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Dime Community Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 13, 2023
Dear Shareholder,
You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Dime Community Bancshares, Inc. (the “Company”), which will be held on May 25, 2023 at 10:00 a.m. Eastern Time. This year’s Annual Meeting will be a virtual meeting of shareholders, which will be conducted via live webcast. Shareholders will only be able to participate in the Annual Meeting online, vote shares electronically and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/DCOM2023. Instructions on how to attend the Annual Meeting online and vote shares are described in the accompanying Proxy Statement.
The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the business to be transacted at the Annual Meeting. The Company’s Board of Directors has determined that an affirmative vote on the first three matters to be considered at the Annual Meeting is in the best interests of the Company and its shareholders and unanimously recommends a vote “FOR” each of those matters. As to the fourth matter to be considered at the Annual Meeting, the Company’s Board of Directors has determined that it is in the best interests of the Company and its shareholders and unanimously recommends that the say-on-pay vote should be conducted every year. The directors and executive officers of the Company, as well as a representative of Crowe LLP, the accounting firm appointed by the Audit Committee of the Board of Directors to be the Company’s independent registered public accounting firm for the year ending December 31, 2023, will be present at the Annual Meeting.
We are extremely proud of the Company’s results for 2022. The Company delivered strong financial results and made numerous investments in our business, people, and community. Net income increased 50% in 2022 versus 2021, our annual return on assets was in excess of 1.20% and the Company’s efficiency ratio was below 50% for the year. At the same time, the Company continued its commitment to its community as evidenced by an overall “Outstanding” Community Reinvestment Act rating by the Federal Reserve Bank of New York.
On behalf of our Board of Directors and employees, we thank you for your continued support and hope you participate in our virtual Annual Meeting.
Sincerely yours,

Kenneth J. Mahon Executive Chairman of the Board	Kevin M. O’Connor Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held on May 25, 2023
WHEN	VIRTUAL MEETING	RECORD DATE
May 25, 2023 10:00 a.m. Eastern Time	www.virtualshareholdermeeting.com/DCOM2023	March 31, 2023
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Dime Community Bancshares, Inc. (the “Company”) will be held virtually on Thursday, May 25, 2023 at 10:00 a.m. Eastern Time, to consider and vote upon the following:
Proposal		Board Recommendation
1)	The election of 12 directors to the Company’s Board of Directors, to hold office for a term of one year, and until their successors are elected and qualified;	FOR
2)	The ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023;	FOR
3)	Approval, by a non-binding advisory vote, of the compensation of the Company’s Named Executive Officers; and	FOR
4)	Approval, by a non-binding advisory vote, on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers.	ONE YEAR
In addition, we will consider and take action on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date hereof, management is not aware of any other such business.
The Board of Directors has fixed March 31, 2023 as the record date for the Annual Meeting and any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A list of such shareholders will be available upon request for inspection by any shareholder for any lawful purpose germane to the Annual Meeting during the 10 days prior to the Annual Meeting and during the Annual Meeting.
By Order of the Board of Directors

Patricia M. Schaubeck
Corporate Secretary
Hauppauge, New York
April 13, 2023

YOU ARE CORDIALLY INVITED TO ATTEND THE VIRTUAL ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE BOARD OF DIRECTORS URGES YOU TO VOTE BY INTERNET, TELEPHONE OR MAIL AS SOON AS POSSIBLE. VOTING IN ADVANCE OF THE MEETING WILL NOT PREVENT YOU FROM ATTENDING AND VOTING ELECTRONICALLY DURING THE ANNUAL MEETING IF YOU CHOOSE TO DO SO.

i

ii

OTHER MATTERS	52

HOUSEHOLDING	52

ANNUAL REPORT	53

APPENDIX: RECONCILIATION OF GAAP TO NON-GAAP MEASURES	A-1
iii

DIME COMMUNITY BANCSHARES, INC.
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 25, 2023
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
We are relying upon a U.S. Securities and Exchange Commission rule that allows us to furnish proxy materials to shareholders over the Internet. As a result, beginning on or about April 13, 2023, we sent by mail or e-mail a Notice of Internet Availability of Proxy Materials to certain shareholders, containing instructions on how to access our proxy materials, including our Proxy Statement and annual report to shareholders, over the Internet and how to attend and vote at the Annual Meeting. Other shareholders received paper copies of our proxy materials. If you received your proxy materials by mail, the Notice of Annual Meeting, Proxy Statement, Proxy Card and annual report to shareholders were enclosed.
Internet availability of our proxy materials is designed to expedite receipt by shareholders and lower the cost and environmental impact of the Annual Meeting. However, if you received such a Notice of Internet Availability of Proxy Materials and would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials to request paper copies.
If you hold our common stock through more than one account, you may receive multiple copies of these proxy materials and will have to follow the instructions for each in order to vote all of your shares of our common stock.
The Notice of Annual Meeting, Proxy Statement, sample proxy card and annual report to shareholders are available for review at www.ProxyVote.com. The Notice of Meeting, Proxy Statement and annual report are also available on the Company’s website at www.dime.com. Information on our website is not a part of this Proxy Statement or accompanying materials.
GENERAL INFORMATION
General
This Proxy Statement is being furnished to the shareholders of Dime Community Bancshares, Inc. (the “Company,” “we,” “our” or “us”) in connection with the solicitation of proxies by the Company’s Board of Directors from holders of the shares of the Company’s issued and outstanding common stock, par value $0.01 per share (the “Common Stock”), for use at the virtual Annual Meeting of Shareholders to be held on May 25, 2023 (the “Annual Meeting”) at 10:00 a.m. Eastern Time, and at any adjournment or postponement thereof. This Proxy Statement and/or a Notice of Internet Availability of Proxy Materials is first being sent to shareholders on or about April 13, 2023.
Record Date
The Company’s Board of Directors has fixed the close of business on March 31, 2023 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Accordingly, only shareholders of record at the close of business on March 31, 2023 will be entitled to vote at the Annual Meeting. There were 38,804,361 shares of Common Stock outstanding on the Record Date.
Annual Meeting Admission and Participation
You are entitled to attend and participate in the Annual Meeting only if you were a Company shareholder as of the Record Date or if you hold a valid proxy for the Annual Meeting. If you plan to attend the Annual Meeting online, please be aware of what you will need to gain admission as described herein. If you do not comply with the procedures described herein for attending the Annual Meeting online, you will not be able to participate in the Annual Meeting. Shareholders may participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/DCOM2023. To attend online and participate in the Annual Meeting, shareholders of record will need to use their control number on their Notice of Internet Availability of Proxy Materials or proxy card. Beneficial shareholders who do not have a control number may gain access to the Annual Meeting by logging into their brokerage firm’s website and selecting the shareholder communications mailbox to link through to the Annual Meeting. Instructions should also be provided on the voting instruction card provided by their broker, bank, or other nominee.
We encourage you to access the Annual Meeting prior to the start time. Please allow ample time for online check-in, which will begin at 9:45 a.m. Eastern Time. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page. Shareholders may submit questions live during the meeting. Shareholders can also access copies of the Proxy Statement and annual report on the website.

SOLICITATION AND VOTING OF PROXIES
Voting During the Meeting
Whether you are a shareholder of record or a beneficial shareholder, you may direct how your shares are voted without participating in the Annual Meeting. We encourage shareholders to vote well before the Annual Meeting, even if they plan to attend the Annual Meeting, by completing proxies online or by telephone, or, if they received printed copies of these materials, by mailing their proxy cards. Shareholders can vote via the internet in advance of or during the Annual Meeting. Shareholders who attend the virtual Annual Meeting can vote during the meeting while the polls are open by clicking on the “Vote” button at www.virtualshareholdermeeting.com/DCOM2023 or submit questions during the Annual Meeting in the text box. Even if you plan to participate in the meeting, we recommend that you vote in advance by proxy, in case you later change your mind and determine not to participate in the meeting.
Voting Rights
Each holder of Common Stock on the Record Date will be entitled to one vote at the Annual Meeting for each share held on the Record Date. You may vote your shares of Common Stock in advance of the meeting by marking and signing your Proxy Card and returning it in the enclosed postage-paid envelope, by telephone or internet by following the instructions stated on your Notice of Internet Availability of Proxy Materials or Proxy Card or by attending and voting via the internet during the Annual Meeting. All properly executed proxies received by the Company on or before 11:59 p.m. Eastern Time on May 24, 2023 will be voted in accordance with the instructions indicated thereon. If no instructions are given, executed proxies will be voted FOR the election of each of the nominees for director, FOR the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023, FOR the approval of compensation of the Company’s Named Executive Officers (as defined herein), and for “ONE YEAR” with respect to the frequency of future votes to approve the compensation of the Company’s Named Executive Officers.
Management is not aware of any matters other than those set forth in the Notice of Annual Meeting of Shareholders that may be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Company’s Board of Directors.
Quorum and Vote Required
If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors and with respect to the advisory proposals regarding the compensation of our Named Executive Officers and the frequency of advisory votes on the compensation of our Named Executive Officers. Current regulations restrict the ability of your bank or broker to vote your uninstructed shares in the election of directors and other matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote with respect to the election of directors or the advisory votes regarding the compensation of our Named Executive Officers and the frequency of advisory votes on the compensation of our Named Executive Officers, no votes will be cast on your behalf. These are referred to as “broker non-votes.” Your bank or broker does, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm.
The presence by proxy or attendance via webcast at the Annual Meeting of the holders of at least a majority of the total number of shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present.
Directors are elected by a plurality of the votes cast at the Annual Meeting, without regard to broker non-votes or proxies as to which authority to vote for a nominee is marked “WITHHOLD.” Shareholders may not vote their shares cumulatively for the election of directors.
Proposals 2, 3, and 4 require the affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to broker non-votes or proxies marked “ABSTAIN.”
Although the advisory vote on the compensation of Named Executive Officers and the frequency of holding future advisory votes on executive compensation (Proposals 3 and 4) are non-binding as provided by law, the Company’s Board of Directors will review the results of the vote and consider them in making future determinations concerning executive compensation.

Revocability of Proxies
A proxy may be revoked at any time before it is voted by filing a written revocation of the proxy with the Company’s Corporate Secretary at 898 Veterans Memorial Highway, Suite 560, Hauppauge, New York 11788 or by submitting a duly executed proxy bearing a later date. A proxy also may be revoked by voting at the Annual Meeting.
Solicitation of Proxies
The Company will bear the costs of soliciting proxies from its shareholders. In addition to the use of mail, proxies may be solicited by officers, directors or employees of the Company or its wholly-owned subsidiary Dime Community Bank (the “Bank”) by telephone or other forms of communication. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to, and obtain proxies from, such beneficial owners, and will reimburse such holders for reasonable expenses incurred in connection therewith. The Company has hired Alliance Advisors LLC to assist us in soliciting proxies and has agreed to pay a fee of $7,500 for their services.
Interests of Directors and Management in Certain Proposals
Shareholders will be asked to cast a non-binding advisory vote on Proposal 3 regarding compensation of the Company’s Named Executive Officers. The result of such vote may influence future compensation decisions. As a result, the Company’s senior executives have personal interests in the outcome of this proposal that are different from the interests of the Company’s other shareholders. The Board was aware of these interests and took them into account in recommending that the shareholders vote in favor of Proposal 3.
Director Attendance at Annual Meetings
Although it has no official policy regarding director attendance at annual meetings, the Board of Directors considers attendance at shareholder meetings a priority. All of the Company’s directors attended the Annual Meeting of Shareholders held on May 26, 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Principal Shareholders of the Company
Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Company and the U.S. Securities and Exchange Commission (“SEC”) regarding such beneficial ownership. The following table sets forth, as of the Record Date, certain information as to the shares of Common Stock owned by persons who beneficially own more than five percent of the issued and outstanding shares of Common Stock. We know of no persons, except as listed below, who beneficially owned more than five percent of the outstanding shares of Common Stock as of the Record Date. Except for the column titled “Percent of Outstanding Shares,” and as otherwise indicated, the information provided in the table was obtained from filings with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications. For purposes of the table below and the table set forth under “Security Ownership of Management,” in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of Common Stock: (1) over which he or she has or shares, directly or indirectly, voting or investment power, and (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days of the Record Date. As used herein, “voting power” includes the power to vote, or direct the voting of, Common Stock and “investment power” includes the power to dispose, or direct the disposition, of such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.
Name and Address of Beneficial Owner	Number of Shares Owned and Nature of Beneficial Ownership	Percent of Outstanding Shares(6)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	5,342,733(1)	13.8%
T. Rowe Price Investment Management, Inc. 101 E. Pratt Street Baltimore, MD 21202	2,794,884(2)	7.2%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	2,567,809(3)	6.6%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	2,277,614(4)	5.9%
Basswood Capital Management, L.L.C. 645 Madison Avenue, 10th Floor New York, NY 10022	2,030,332(5)	5.2%
(1)	Represents the total shares of Common Stock beneficially owned by Blackrock, Inc. as described in the Schedule 13G/A filed on January 26, 2023 with the SEC.
(2)	Represents the total shares of Common Stock beneficially owned by T. Rowe Price Associates, Inc. as described in the Schedule 13G/A filed on February 14, 2023 with the SEC.
(3)	Represents the total shares of Common Stock beneficially owned by Dimensional Fund Advisors LP as described in the Schedule 13G/A filed on February 10, 2023 with the SEC.
(4)	Represents the total shares of Common Stock beneficially owned by The Vanguard Group as described in the Schedule 13G/A filed on February 9, 2023 with the SEC.
(5)
Represents the total shares of Common Stock collectively beneficially owned by Basswood Capital Management, L.L.C., Matthew Lindenbaum, Bennett Lindenbaum, and certain other persons as disclosed in the Schedule 13D/A filed on December 12, 2022 with the SEC and as otherwise disclosed to the Company.

(6)	Based on the 38,804,361 total shares outstanding as of March 31, 2023.

Security Ownership of Management
The following table sets forth information as of the Record Date with respect to the shares of Common Stock beneficially owned by each of the Company’s directors and the principal executive officer, principal financial officer and three most highly compensated executive officers (other than the principal executive and principal financial officer) of the Company (the “Named Executive Officers”), certain other executive officers, and all of the Company’s directors and executive officers as a group. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock indicated.
The Company’s Insider Trading and Confidentiality of Information Policy prohibits directors and executive officers from pledging Common Stock as collateral for any loan.
Name of Beneficial Owner	Position	Number of Shares Owned and Nature of Beneficial Ownership(1)	Percent of Outstanding Shares(2)
Kenneth J. Mahon	Director, Executive Chairman of the Board	277,384(3)	*
Dennis A. Suskind	Director, Lead Director of the Board	90,150(4)	*
Paul M. Aguggia	Director	6,105(5)	*
Rosemarie Chen	Director	18,471(6)	*
Michael P. Devine	Director	444,299(7)	1.1%
Marcia Z. Hefter	Director	128,878(8)	*
Matthew A. Lindenbaum	Director	1,892,050(9)	4.9%
Albert E. McCoy, Jr.	Director	179,487(10)	*
Raymond A. Nielsen	Director	40,629(11)	*
Kevin M. O’Connor	Director, Chief Executive Officer	334,487(12)	*
Joseph J. Perry	Director	50,179(13)	*
Kevin Stein	Director	24,560(14)	*
Stuart H. Lubow	President and Chief Operating Officer	257,733(15)	*
Avinash Reddy	Senior Executive Vice President and Chief Financial Officer	44,471(16)	*
Conrad J. Gunther	Senior Executive Vice President and Chief Lending Officer	70,195(17)	*
Patricia M. Schaubeck	Executive Vice President and General Counsel	27,392(18)	*
All directors and executive officers as a group (22 persons)		4,008,090(19)	10.3%
*	Represents less than 1%
(1)	Includes shares as to which a person (or his/her spouse) directly or indirectly has or shares voting power and/or investment power (which includes the power to dispose).
(2)	Based on the 38,804,361 total shares outstanding as of March 31, 2023 and the 65,142 shares such person(s) has the right to acquire within 60 days of March 31, 2023.
(3)	Includes 3,600 time-vested restricted stock awards over which Mr. Mahon has voting power.
(4)	Includes 2,889 time-vested restricted stock awards over which Mr. Suskind has voting power.
(5)	Includes 2,463 time-vested restricted stock awards over which Mr. Aguggia has voting power.
(6)	Includes 2,937 time-vested restricted stock awards over which Ms. Chen has voting power.
(7)	Includes 2,463 time-vested restricted stock awards over which Mr. Devine has voting power
(8)	Includes 2,652 time-vested restricted stock awards over which Ms. Hefter has voting power.
(9)
Includes the total shares of Common Stock collectively beneficially owned by Matthew Lindenbaum and Basswood Capital Management, LLC, with respect to which Mr. Lindenbaum serves as Principal Managing Member and Portfolio Manager. As described in the

Schedule 13D/A filed on December 12, 2022 with the SEC with respect to the Company’s Common Stock, each of Basswood Capital Management, L.L.C., Matthew Lindenbaum and Bennett Lindenbaum may be deemed to be part of a “group” with such other reporting persons. Includes 2,463 time-vested restricted stock awards over which Mr. Lindenbaum has voting power.
(10)	Includes 2,463 time-vested restricted stock awards over which Mr. McCoy has voting power.
(11)	Includes 2,463 time-vested restricted stock awards over which Mr. Nielsen has voting power.
(12)	Includes 53,721 time-vested restricted stock awards over which Mr. O’Connor has voting power and 65,142 vested stock options that are currently exercisable.
(13)	Includes 2,937 time-vested restricted stock awards over which Mr. Perry has voting power.
(14)	Includes 2,937 time-vested restricted stock awards over which Mr. Stein has voting power.
(15)	Includes 32,310 time-vested restricted stock awards over which Mr. Lubow has voting power.
(16)	Includes 15,287 time-vested restricted stock awards over which Mr. Reddy has voting power.
(17)	Includes 14,792 time-vested restricted stock awards over which Mr. Gunther has voting power.
(18)	Includes 10,018 time-vested restricted stock awards over which Ms. Schaubeck has voting power.
(19)
Includes 156,395 shares of time-vested restricted stock awards over which the directors/executive officers have voting power, 65,142 vested stock options that are currently exercisable, and 121,620 shares of executive management not listed above.

PROPOSAL 1. — ELECTION OF DIRECTORS
General
The Company’s Board of Directors currently consists of twelve (12) members. Each director is elected annually to serve for a one-year term and until his or her successor shall have been elected and qualified. In September 2022, Vincent F. Palagiano retired as a director of the Company and the Bank and Paul M. Aguggia was appointed to the Board of the Company and the Bank.
Information as to Nominees
The Board of Directors has nominated the following directors to serve on the Board for a term to expire at the 2024 annual meeting of shareholders.
The business experience of each of the Company’s directors nominated to be elected as directors, as well as the qualifications, attributes and skills that led the Board of Directors to conclude that each director should serve on the Board are as follows:

Kenneth J. Mahon Age: 72 Director since: 2021
Mr. Mahon was named Executive Chairman of the Board of Directors of the Company in 2021. He was a director of Dime Community Bancshares, Inc. (“Legacy Dime”) and Dime Community Bank (“DCB”) since 2002 and served as Chief Executive Officer beginning in 2017. He joined The Dime Savings Bank of Williamsburgh, predecessor to DCB, in 1980, as assistant comptroller. He was elected as a director in 1998. Mr. Mahon has served on the Board of the Federal Home Loan Bank of New York since 2017. Mr. Mahon’s extensive knowledge of the community banking industry, as well as his experience with Legacy Dime and DCB, provide valuable insight and advice to the Board.

Dennis A. Suskind Age: 80 Director since: 2002
Mr. Suskind has been a director of the Company since 2002 and was named Lead Director on March 30, 2023. He is a retired General Partner of Goldman Sachs & Co. Mr. Suskind is a director of the Chicago Mercantile Exchange and serves as a member on its Audit, Nominating and Governance, and Executive Committees, and is Chairperson of its Risk Committee. With his experience in investment banking and capital markets, and his service on the Board of Directors of another publicly traded company, Mr. Suskind brings considerable and valuable knowledge on these matters to the Company.

Paul M. Aguggia Age: 60 Director since: 2022
Mr. Aguggia has been a director of the Company since September 2022. He is currently a partner with the law firm of Holland & Knight LLP. Prior to joining Holland & Knight LLP in 2018, Mr. Aguggia was chairman and chief executive officer of Clifton Bancorp, Inc. from 2014 until its merger with Kearny Financial Corp. He also served as chairman of the law firm of Kilpatrick Townsend & Stockton LLP. Mr. Aguggia has extensive experience with banks and financial services companies through his over 30 years representing such clients on their most significant mergers and acquisitions and capital markets transactions, as well as on securities law, regulatory, and corporate governance matters, and through his service as an executive and a board member of a publicly held financial institution. Mr. Aguggia’s vast experience in the financial services industry provides valuable knowledge to the Board.

Rosemarie Chen Age: 56 Director since: 2021
Ms. Chen has been a director of the Company since 2021 and previously served as a director of Legacy Dime and DCB since 2017. Ms. Chen is currently the Global Financial Services Industry Leader at Willis Towers Watson, a global advisory, broker, and solutions company where she has advised companies on strategic human capital issues along with leading initiatives relating to Fintech since 2016. Prior to joining Willis Towers Watson, Ms. Chen held senior executive roles with Deloitte Consulting (Senior Manager - 2013 to 2016) and Aon Hewitt/McLagan Partners (Head of US Infrastructure Services and Support - 2003 to 2012). Ms. Chen’s more than 20 years of experience in working across human capital management and technology in support of aligning business strategies with talent solutions are valuable resources to the Board.

Michael P. Devine Age: 76 Director since: 2021
Mr. Devine has been a director of the Company since 2021 and previously served as a director of Legacy Dime since 1995, a director of DCB since 1980, and as Vice Chairman of the Boards of both Legacy Dime and DCB since 2014. Mr. Devine served as President of Legacy Dime and DCB from 1997 to his retirement in 2015, after serving as Chief Operating Officer of Legacy Dime from its inception in 1995 to 2014, and of DCB from 1989 to 2014. Mr. Devine’s in-depth knowledge of the banking industry, obtained from his lifelong career in the industry, make him qualified to serve on the Board.

Marcia Z. Hefter Age: 79 Director since: 1989
Ms. Hefter has been a director of the Company since 1989 and served as Chairperson of Bridge Bancorp, Inc. and BNB Bank (“Legacy Bridge”) from 2008 to February 1, 2021 and the Company’s Lead Director from February 1, 2021 to March 30, 2023. She is senior counsel in the law firm Esseks, Hefter, Angel, Di Talia & Pasca, LLP located in Riverhead, New York. Ms. Hefter’s background as a lawyer and long-standing service as a director provides the Board of Directors with a unique perspective and counsel in its oversight of the Company.

Matthew A. Lindenbaum Age: 60 Director since: 2018
Mr. Lindenbaum has been a director of the Company since 2018. He is Principal, Managing Member and Portfolio Manager of Basswood Capital Management, L.LC. Mr. Lindenbaum previously served as Vice Chairman of Community National Bank and was a director at Community National Bank from 2005 to 2015. He has also served as a director of Hudson Valley Holding Corp from 2014 to 2015. Mr. Lindenbaum is an experienced investor in community banks and his investor background and experience along with his service on the Boards of Directors of other community banks are considered valuable attributes for service on the Board.

Albert E. McCoy, Jr. Age: 59 Director since: 2008
Mr. McCoy has been a director of the Company since 2008. He is President of W. F. McCoy Petroleum Products Inc. and a Partner in Blue Light Energy located in Bridgehampton, New York. Mr. McCoy brings to the Board of Directors an extensive knowledge of local markets and the communities served by the Company which gives him unique insights into the Company’s lending operations.

Raymond A. Nielsen Age: 72 Director since: 2013
Mr. Nielsen has been a director of the Company since 2013. He is a director of CVD Equipment Corp. and. previously served as the Director of Finance for the Beechwood Organization and is the former Chief Executive Officer of Reliance Federal Savings Bank and Herald National Bank. Mr. Nielsen also served as a director of North Fork Bancorporation and its subsidiary, North Fork Bank, for 6 years where he chaired the Compensation and Audit Committees and also served as lead independent director. Mr. Nielsen’s extensive banking and real estate development experience and knowledge of the communities served by the Company, provides a valuable resource to the Board of Directors.

Kevin M. O’Connor Age: 60 Director since: 2007
Mr. O’Connor has been a director of the Company since 2007. A Certified Public Accountant, Mr. O’Connor is Chief Executive Officer of the Company. He joined Legacy Bridge in October 2007 as President and Chief Executive Officer Designee and director. In 2008, he became President and Chief Executive Officer. Prior to joining Legacy Bridge, Mr. O’Connor served as Executive Vice President and Treasurer of North Fork Bancorporation, Inc. from 1997 through 2007. Mr. O’Connor is a director of the Brooklyn Chamber of Commerce and Second Vice Chairperson of the Hauppauge Industrial Association – Long Island. Mr. O’Connor’s extensive financial experience, knowledge of banking and leadership abilities make him well-suited to serve on the Board.

Joseph J. Perry Age: 56 Director since: 2021
Mr. Perry has been a director of the Company since 2021. He previously served as a director of Legacy Dime and DCB since 2005. Mr. Perry is currently a partner at Marcum LLP, a public accounting and consulting firm headquartered in New York, New York, where he has served as the Tax and Business Services Leader since 2006 and is a member of the Firm’s Executive Committee. Prior to joining Marcum LLP, Mr. Perry was a tax partner at one of the leading “Big 5” accounting firms and provided services to several financial services companies throughout the New York metropolitan area. Mr. Perry is a member of the American Institute of Certified Public Accountants and the New York State Society of Public Accountants. He is Chair of the American Heart Association – Long Island Chapter. Mr. Perry’s more than 30 years of tax and accounting experience in the financial services industry are valuable resources to the Board.

Kevin Stein Age: 61 Director since: 2021
Mr. Stein has been a director of the Company since 2021. He previously served as a director of Legacy Dime and DCB since 2018. Mr. Stein is an independent consultant and was previously Chief Executive Officer and a director of EJF Acquisition Corp. which merged with Pagaya Technologies Ltd. in 2022. Prior to joining EJF Capital, Mr. Stein was CEO of Resolution Analytica Corporation since co-founding the business in 2017 with KCK US, Inc., a family controlled private equity firm. Mr. Stein was previously a Managing Director of the Financial Institutions Group of Barclays, a member of the leadership team of GreenPoint Financial Corporation, and an Associate Director of the Federal Deposit Insurance Corporation. Mr. Stein is lead independent director of Ocwen Financial Corporation and a director of Pagaya Technologies Ltd. Mr. Stein is Audit Committee Chairman and, since 1996, a director of Bedford Stuyvesant Restoration Corporation. Mr. Stein’s more than 30 years of experience in finance and banking, and his banking regulatory knowledge, make him qualified to serve as a director.

It is intended that the proxies solicited on behalf of the Board of Directors will be voted at the Annual Meeting for the election of each of these nominees (other than proxies in which the vote is withheld as to any nominee). Each nominee has consented to being named in this Proxy Statement and to serve, if elected. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why a nominee would be unable to serve, if elected.
Independence of Nominees
The Board has determined that, except as to Mr. Mahon and Mr. O’Connor, each member of the Board is an “independent director” within the meaning of the corporate governance listing standards of the Nasdaq Stock Market. Mr. Mahon is not considered independent because he received a transaction bonus in connection with the completion of the merger between Legacy Bridge and Legacy Dime on February 1, 2021 (the “Merger”). Mr. O’Connor is not independent because he is an employee of the Company. In reaching independence determinations of other directors, the Board considered any loans outstanding that were made by the Bank to a director. See “Certain Relationships and Related Transactions,” below.

Experience of Nominees
Each nominee for the Board of Directors brings relevant experience that provides sound oversight and guidance to management in developing corporate strategy, managing risk, and promoting an inclusive culture. Nominees for the Board possess the following skills, as determined by the Board:

Board of Directors - Skills Matrix
Technology
Law
Accounting/Auditing
Compliance
Real Estate Lending
Risk Management
Capital Markets/Treasury
Commercial Banking
Strategic Planning
0%
20%
40%
60%
80%
100%

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.

DIRECTOR NOMINATIONS
The Board of Directors has established a Corporate Governance and Nominating Committee (the “Corporate Governance Committee”) for the selection of directors to be elected by the shareholders. Nominations of directors to the Board are recommended by the Corporate Governance Committee, subject to the following paragraph, and determined by the full Board of Directors. The Board believes that it is appropriate to have the input of all directors with respect to the candidates to be considered for election to the Board by the shareholders. In this regard, the Board believes that each individual director has a unique insight into the operations of the Company and the Bank, the communities in which we operate, and the needs of the Company with respect to Board membership.
The Company’s Bylaws, along with the Company’s Corporate Governance Committee Charter and Corporate Governance Guidelines, which are available on the Company’s website www.dime.com, outline the director nomination process. For a period of 36 months (the “Specified Period”) following the closing of the Merger, the Board will consist of six Legacy Bridge directors, which are directors initially designated by Legacy Bridge and their successors as designated by Legacy Bridge, and six Legacy Dime directors, which are directors initially designated by Legacy Dime and their successors as designated by Legacy Dime. During the Specified Period, all responsibilities for the evaluation and nomination of directors to the Board are vested exclusively in (i) the Legacy Bridge directors of the Corporate Governance Committee with respect to Legacy Bridge directors, and (ii) the Legacy Dime directors of the Corporate Governance Committee with respect to Legacy Dime directors. During the Specified Period, vacancies resulting from the cessation of service by any Legacy Bridge director for any reason, or vacancies resulting from the cessation of service by any Legacy Dime director for any reason, shall be filled as selected by the Corporate Governance Committee in accordance with the immediately preceding sentence.
The Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of gaining new perspectives. The Corporate Governance Committee coordinates annual performance evaluations for the Board of Directors. All nominees for director currently serve on the Board. Subject to the preceding paragraph, if any member of the Board does not wish to continue in service, or if the Committee decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee will solicit suggestions for director candidates from all Board members. The Corporate Governance Committee is authorized to retain search firm(s) to assist in the identification of candidates for director nominees. The Corporate Governance Committee is not limited to a specific process in identifying candidates and will consider potential nominees from various sources, including recommendations from shareholders as well as directors and officers of the Company. Individuals recommended by shareholders are evaluated in a manner identical to other potential nominees. The Corporate Governance Committee seeks a diverse group of candidates who possess the background, skills, and expertise to make a significant contribution to the Board, and to the Company and its shareholders. The Corporate Governance Committee annually assesses the skills of the Directors in order to identify any skills gaps that might need to be addressed when searching for new Director nominees. The Corporate Governance Committee shall select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the Company’s shareholders.
The charter of the Corporate Governance Committee provides that diversity, inclusive of gender, race, and ethnicity shall be part of the selection criteria for determining the individuals to be considered for election and re-election to the Board. Further, the charter provides that the Corporate Governance Committee shall endeavor in good faith to include women and people of color in each candidate pool for a position on the Board. There are currently two women on the Board of Directors and one person of color.
Recent Director Appointments
In September 2022, Mr. Palagiano retired from the Board of Directors. In accordance with the Company’s Bylaws as described above, Director Aguggia was appointed by the Legacy Dime Directors as Director Palagiano’s successor.
The process to identify a successor to Mr. Palagiano began in February 2022. At that time, the Board became aware that Mr. Palagiano was considering retirement, but he had not confirmed a date. The Legacy Dime directors first identified the desirable characteristics for incoming board members after considering any skills gap and the diversity of the Board. Other characteristics deemed important for an incoming board member to possess included: individual should not be overboarded, should have C-suite level experience, should possess banking knowledge and the ability to read financial statements, and should possess a wide networking background to assist with future director recruitments. Eleven candidates were identified, comprised of four females and seven males and three of the eleven were black. Four of the candidates served as directors of Legacy Dime up until the Merger.

After discussing the strengths and weaknesses of each of the eleven director candidates, it was agreed that two of the eleven would be interviewed as both would fill an important skills gap identified by the Legacy Dime directors: corporate/banking law. In addition, all directors were given the opportunity to meet with the two candidates. At the conclusion of this process, it was determined that Director Aguggia had the requisite skill set and experience. The Legacy Dime directors unanimously approved Director Aguggia as successor to Mr. Palagiano.
On March 30, 2023, Director Hefter stepped down as Lead Director of the Company for personal reasons and the Legacy Bridge directors appointed Director Suskind as Lead Director.
PROCEDURES FOR THE NOMINATION OF DIRECTORS BY SHAREHOLDERS
The Company’s Bylaws set forth the procedures for the submission of director nominees by shareholders. Shareholders can submit nominations for director by writing to our Corporate Secretary, Dime Community Bancshares, Inc., 898 Veterans Memorial Highway, Suite 560, Hauppauge, New York 11788. The Corporate Secretary must receive a submission not less than ninety (90) days prior to the date of the Company’s proxy materials for the preceding year’s annual meeting. As more fully set forth in the Company’s Bylaws, the submission must include the following information:
•	A statement that the writer is a shareholder and is proposing a candidate for consideration by the Board or is proposing business for the consideration by the shareholders of the Company;
•
The name and address of the shareholder as they appear on the Company’s books, and number of shares of Common Stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder’s ownership will be required);

•
The name, address and contact information for the candidate, and the number of shares of Common Stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s ownership should be provided);

•
A statement of the candidate’s business and educational experience, detailed information about any relationship or understanding between the proposing shareholder and the candidate, and a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected;

•	Such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;
•	A statement detailing any relationship between the proposing shareholder, the candidate and any customer, supplier or competitor of the Company or its affiliates; and
•
A statement as to whether the shareholder intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees.

In order to be eligible for inclusion in the proxy materials for the Annual Meeting, shareholder nominations must comply with the proxy rules adopted under the Exchange Act. See “Shareholder Proposals Under SEC Rules” below.
SHAREHOLDER COMMUNICATIONS WITH THE BOARD
A shareholder of the Company who wants to communicate with the Board of Directors or with any individual director can write to the Corporate Secretary, Dime Community Bancshares, Inc., 898 Veterans Memorial Highway, Suite 560, Hauppauge, New York 11788.
The letter should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will:
•	Forward the communication to the director or directors to whom it is addressed;
•	Attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or
•	Not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.
At each Board meeting, the Corporate Secretary shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

CODE OF ETHICS
The Board has adopted a Code of Ethics that is applicable to the officers, directors and employees of the Company, including the Company’s principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on the Company’s website, www.dime.com. Amendments to and waivers from the Code of Ethics will also be disclosed on the Company’s website.
BOARD MEETINGS AND COMMITTEES
The following three standing committees facilitate and assist the Board in executing its responsibilities: the Audit Committee, the Compensation and Human Resources Committee (“Compensation Committee”) and the Corporate Governance Committee. The table below shows current membership for each of the standing Board committees.
Audit Committee	Compensation Committee	Corporate Governance Committee
Kevin Stein*	Rosemarie Chen*	Dennis A. Suskind*
Raymond A. Nielsen	Michael P. Devine	Michael P. Devine
Joseph J. Perry	Matthew A. Lindenbaum	Matthew A. Lindenbaum
Dennis A. Suskind	Albert E. McCoy, Jr.	Kevin Stein
*	Committee Chairperson
In addition, the Company has a Compliance Risk, a Credit Risk, an Enterprise Risk and a Strategic Planning Committee. All of the Committees of the Board are comprised solely of independent directors.
The business of the Board of Directors of the Company and the Bank is conducted through meetings and activities of the Boards and their Committees. The Board of Directors of the Company and the Bank generally hold ten regular meetings during the course of a year, but will meet more often as may be necessary. The Board of Directors of the Company and the Bank met 10 times during 2022. No director attended fewer than 75% in the aggregate of the total number of Board meetings held and the total number of Committee meetings on which he or she served during 2022, including Board and Committee meetings of the Bank and the Company.
BOARD LEADERSHIP AND RISK OVERSIGHT
Board Leadership Structure
The Executive Chairman of the Company is Kenneth J. Mahon, former director and Chief Executive Officer of Legacy Dime, and the Lead Director of the Company is Dennis A. Suskind. Director Suskind succeeded Marcia Z. Hefter as Lead Director of the Company on March 30, 2023 when Director Hefter stepped down as Lead Director for personal reasons. The Executive Chairman provides overall leadership to enhance the effectiveness and performance of the Board of Directors and acts as the primary spokesperson for the Board of Directors and, among other things, confers with the Chief Executive Officer on reviewing and developing strategic initiatives for the Company and on succession planning and key hiring and firing decisions. The Lead Director must qualify as an independent director under Nasdaq exchange rules. The Lead Director chairs any meeting of independent directors in executive session and, among other things, serves as a liaison between the Executive Chairman and the other independent directors and consults with the Executive Chairman on matters pertinent to the Board.
The Company believes that the current separation of the Executive Chairman and Chief Executive Officer roles, along with an independent Lead Director, is good governance policy and enhances Board independence and oversight.
The Role of the Board in Risk Oversight
In the ordinary course of business, the Company faces various strategic, operating, compliance, reputational, technological and financial risks. Management is responsible for the day-to-day management of risk, while the Board, as a whole and through its Committees, is responsible for the oversight of risk management. In its risk oversight role, the Board has the responsibility of satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Enterprise Risk and Audit Committees assist the Board of Directors in its oversight of the Company’s corporate-wide risk management and in identifying, measuring, monitoring, and managing risks, and as to the Audit Committee in particular, material financial risks. The Enterprise Risk Committee approves the Company’s Risk Appetite Statement and Risk Management Program and oversees the Company’s Enterprise Risk Management Framework. It receives regular reports from the Bank’s Chief Information Security Officer and the Compliance Risk and Credit Risk Committees of the Board.

The Compliance Risk Committee of the Board assists the Board in fulfilling its compliance oversight responsibilities regarding consumer protection and fair lending, the Community Reinvestment Act, and BSA/AML compliance by, among other things, approving and reviewing the effectiveness of the Bank’s compliance management system and overseeing the assessment and monitoring of the risks associated with the Bank’s consumer compliance and BSA/AML activities. The Credit Risk Committee of the Board assists the Board in fulfilling its credit risk management functions by, among other things, setting acceptable levels of credit risk and reviewing the effectiveness of management’s administration and monitoring of credit risk. The Strategic Planning Committee of the Board assists the Board in its oversight of the financial and capital planning of the Company, which includes the operating expense budget and key business plan objectives. In addition, management has established management ALCO, Credit Risk, Enterprise Risk, Loan Approval, Regulatory Compliance Risk, and Technology committees to provide regular reports as to the actions taken by management to adequately address those risks.
THE AUDIT COMMITTEE
The Audit Committee consists of Directors Stein (Chairperson), Nielsen, Perry and Suskind. Each member of the Audit Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards and under SEC Rule 10A-3. The duties and responsibilities of the Audit Committee include, among other things:
•	Retain, oversee and evaluate the independent registered public accounting firm to audit the annual consolidated financial statements of the Company;
•	In consultation with the independent registered public accounting firm and the internal audit function, review the integrity of the Company’s financial reporting processes, both internal and external;
•
Review the annual audited consolidated financial statements, quarterly financial statements and the independent registered public accounting firm’s report with management and the independent registered public accounting firm and recommend inclusion of the annual audited consolidated financial statements in the Company’s annual report on Form 10-K;

•
Review and discuss with the independent registered public accounting firm all significant relationships the independent registered public accounting firm has with the Company to determine and assess independence, qualification and performance;

•
Review the internal audit function of the Company and approve the annual risk-based Internal Audit plan and ensure that the internal audit function adheres to the Institute of Internal Audit’s International Professions Practice Framework;

•	Approve the Internal Audit budget and resource plan;
•	Approve all engagements for audit and non-audit services by the independent registered public accounting firm; and
•	Review the adequacy of the Audit Committee Charter.
The Audit Committee met four times during 2022. The Audit Committee reports to the Board on its activities and findings. The Board of Directors has determined that Directors Stein, Nielsen, and Perry are “Audit Committee Financial Experts” as that term is used in the rules and regulations of the SEC.
AUDIT COMMITTEE REPORT
The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter of the Audit Committee is available on the Company’s website, www.dime.com.
Management is responsible for the preparation of the Company’s consolidated financial statements and their assessment of the design and effectiveness of the Company’s internal control over financial reporting. The Independent Registered Public Accounting Firm is responsible for performing an independent audit of the Company’s consolidated financial statements and opining on the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing their reports thereon. As provided in its charter, the Audit Committee’s responsibilities include monitoring and overseeing these processes.
In discharging its responsibilities, the Audit Committee has:
•	Reviewed and discussed with management, and the Independent Registered Public Accounting Firm, the Company’s audited consolidated financial statements for the year ended December 31, 2022;
•	Reviewed and discussed with the Independent Registered Public Accounting Firm all matters required to be discussed under the applicable requirements of the PCAOB; and

•
Received the written disclosures and the letter from the Independent Registered Public Accounting Firm required by applicable requirements of the PCAOB regarding the Independent Registered Public Accounting Firm’s communications with the audit committee concerning independence, and has discussed with the Independent Registered Public Accounting Firm its independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and filed with the SEC. In addition, the Audit Committee selected Crowe LLP to be the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2023, subject to the ratification of this appointment by the shareholders.
This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.
The foregoing report has been furnished by Audit Committee members:
Kevin Stein, Chairperson
Raymond A. Nielsen
Joseph J. Perry
Dennis A. Suskind
THE COMPENSATION COMMITTEE
The Compensation Committee is appointed by the Board of Directors to assist the Board in fulfilling its responsibilities relating to the compensation and benefits provided to the Company’s executive management and to review, administer, evaluate and recommend the benefit plans and overall compensation for the Company. The Compensation Committee met four times during 2022. The Compensation Committee consists of Directors Chen (Chairperson), Devine, Lindenbaum and McCoy, Jr. Each member of the Compensation Committee is considered independent as defined in the Nasdaq corporate governance listing standards. The Board has adopted a charter for the Compensation Committee, which is available on the Company’s website, www.dime.com.
The Compensation Committee’s duties and responsibilities include, among things:
•	Establish, review, and modify from time to time as appropriate the overall compensation philosophy of the Company;
•
Review, evaluate and recommend Company objectives relevant to the compensation of the Chief Executive Officer (“CEO”); review and evaluate CEO performance relative to established goals; and review, evaluate and determine (or recommend to the Board of Directors), the CEO’s compensation and employment agreement, including any change of control and indemnification provisions;

•
Review, evaluate and recommend Company objectives relevant to the compensation of the Company’s other executive officers; review and evaluate such officers’ performance relative to established goals; and review, evaluate and determine such officers’ compensation and employment agreements, including any change of control and indemnification provisions;

•
Review, evaluate and recommend, in consultation with the Corporate Governance Committee, the compensation to be paid to directors of the Company and of affiliates of the Company for their service on the Board;

•	Administer the Company’s stock benefit plans;
•	Review and oversee incentive compensation arrangements of the Bank to ensure they are balanced relative to incentives and risk objectives;
•	Review, evaluate and recommend, in consultation with the Corporate Governance Committee, succession planning and management development for executive officers, including the CEO; and
•	Assist the Board in its oversight of the human resources activities of the Company, including diversity and inclusion initiatives.
Compensation recommendations for the CEO, President and Chief Operating Officer (“President”), Chief Financial Officer (“CFO”), Chief Lending Officer (“CLO”), and General Counsel are made by the Compensation Committee. Decisions regarding compensation, including equity and non-equity compensation, for the other officers are made under the authority of the Company’s CEO and President. The Compensation Committee has engaged Aon’s Human Capital Solutions practice, a division at Aon plc

(otherwise known as McLagan) (“Aon”), an outside and independent national compensation consulting firm, to assist in the annual review of its compensation arrangements for the NEOs, the review of incentive compensation arrangements for other employee groups of the Bank, and to provide recommendations on the amount and form of director compensation. The fees paid to Aon for their services in 2022 totaled $186,115.
The Compensation Committee considered the independence of Aon, in light of SEC rules and Nasdaq listing standards. The Committee requested and received a report from Aon addressing the independence of Aon and its consultants, including the following factors: (1) other services provided to us by Aon; (2) fees paid by us as a percentage of Aon’s total revenue; (3) policies or procedures maintained by Aon that are designed to prevent a conflict of interest; (4) any business or personal relationships between the consultants and a member of the Committee; (5) any company stock owned by the consultants; and (6) any business or personal relationships between our executive officers and the consultants. The Committee discussed these considerations and concluded that the work performed by Aon and its consultants involved in the engagements did not raise any conflict of interest and that Aon has served as an independent compensation consultant.
At the request of the Compensation Committee, Compensation Committee meetings are attended by the CEO and President. At each meeting, the Compensation Committee meets in executive session, which excludes executive management. The Compensation Committee’s Chairperson reports the Committee’s recommendations on executive compensation to the Board.
Compensation Committee Interlocks and Insider Participation
None of the current members of the Compensation Committee, or former members who served during 2022, is, or was, an officer of the Company. During the year ended December 31, 2022, the Company had no “interlocking” relationships in which any executive officer of the Company is a member of the board of directors or compensation committee of another entity, one of whose executive officers is a member of the Company’s Board of Directors or Compensation Committee.
THE CORPORATE GOVERNANCE COMMITTEE
The Corporate Governance Committee is appointed by the Board of Directors to assist the Board in developing corporate governance principles applicable to the Company and to recommend nominees for directorships and committee memberships to the Board. The Corporate Governance Committee met ten times during 2022. The Corporate Governance Committee consists of Directors Suskind (Chairperson), Devine, Lindenbaum and Stein. Each member is considered independent as defined in the Nasdaq corporate governance listing standards. The Board has adopted a charter for the Corporate Governance Committee, which is available on the Company’s website, www.dime.com.
The Corporate Governance Committee’s duties and responsibilities include, among other things:
•	Review the size and composition of the Board from time to time and make recommendations to the Board regarding such assessments;
•	Develop, adopt and recommend to the Board criteria for the selection of individuals to be considered for election or re-election to the Board;
•	Recommend to the Board nominees to stand for election by the shareholders at the annual meeting;
•	Review status and independence of a director if there is change in such director’s employment or third-party responsibilities;
•
Review Board committees and recommend to the Board the number, identity and responsibilities of Board committees and the Chairperson of such committees, as well as the directors designated to serve as members of such committees;

•	Review and approve all related-party transactions, including transactions between the Company and a related person as defined in Item 404 of Regulation S-K;
•
Review, evaluate and recommend, in conjunction with the Compensation Committee and the Executive Chairman of the Board, succession planning and management development for executive officers, including the CEO;

•
In consultation with the Chief Executive Officer and the executive management of the Company, develop and assist in the implementation of appropriate director education and training programs for the Board; and

•	Monitor the Company’s Environmental, Social and Governance activities.

DIRECTOR COMPENSATION
Compensation Paid to Board Members
All members of the Board of Directors of the Company also serve on the Board of the Bank. For fiscal year 2022, each outside (non-employee) director received an annual retainer fee of $130,000. The Executive Chairman of the Board of Directors received an additional annual retainer of $60,000 and the Lead Director of the Board of Directors received an additional annual retainer of $25,000. The Chairpersons of the Audit, Compensation, and Enterprise Risk Committees received an annual committee chair retainer of $25,000 and the Chairpersons of the Compliance Risk, Corporate Governance, and Credit Risk Committees received an annual committee chair retainer of $15,000. All retainers are paid 55% in cash and 45% in Common Stock. See “Director Summary Compensation Table” below.
Directors’ Stock Purchase Program
The Company maintains the Dime Community Bancshares, Inc. Directors’ Stock Purchase Program (the “DSPP”). The DSPP permits outside directors to receive, in the form of Common Stock, all or any portion of Board, Committee Chair or Lead Director retainers that are otherwise payable in cash. Any election must be made during a period when open market trading is permitted and can only be changed or revoked during a similar period. All elections and changes are subject to Compensation Committee or Board approval. Elections are limited to a specific calendar year, and, therefore, must be renewed and approved by the Compensation Committee or Board each year. Under the DSPP, cash compensation is converted into shares of Common Stock based on the closing price of the Common Stock on the Nasdaq Stock Market on the date on which the cash compensation would otherwise be paid. Ms. Chen and Messrs. Perry and Stein participated in the DSPP during the year ended December 31, 2022.
Director Summary Compensation Table
The following table sets forth information pertaining to the compensation paid to non-employee directors for the fiscal year ended December 31, 2022:
Name(1)	Fees Earned or Paid in Cash	Stock Awards	Total
Kenneth J. Mahon	$104,500	$85,500(4)	$190,000
Dennis A. Suskind	$79,750	$65,250(5)	$145,000
Paul M. Aguggia(2)	$5,958	$26,733(6)	$32,691
Rosemarie Chen	$85,250	$69,750(7)	$155,000
Michael P. Devine	$71,500	$58,500(8)	$130,000
Marcia Z. Hefter	$93,500	$76,500(9)	$170,000
Matthew A. Lindenbaum	$71,500	$58,500(8)	$130,000
Albert E. McCoy, Jr.	$79,750	$65,250(5)	$145,000
Raymond A. Nielsen	$79,750	$62,250(5)	$145,000
Vincent F. Palagiano(3)	$92,244(10)	$—(10)	$92,244
Joseph J. Perry	$85,250	$69,750(7)	$155,000
Kevin Stein	$85,250	$69,750(7)	$155,000
(1)	Kevin M. O’Connor, the Company’s CEO, is not included in this table as he is a Named Executive Officer of the Company and did not receive additional compensation as a director.
(2)	Director Aguggia commenced service as a director on September 21, 2022.
(3)	Mr. Palagiano ceased service as a director on September 21, 2022.
(4)	Value of 2,460 shares of restricted stock awarded on April 1, 2022.
(5)	Value of 1,877 shares of restricted stock awarded on April 1, 2022.
(6)	Value of 842 shares of restricted stock awarded on September 21, 2022.
(7)	Value of 2,007 shares of restricted stock awarded on April 1, 2022.
(8)	Value of 1,683 shares of restricted stock awarded on April 1, 2022.
(9)	Value of 2,201 shares of restricted stock awarded on April 1, 2022.
(10)
Upon his retirement on September 21, 2022, Mr. Palagiano’s annual restricted stock award of 1,683 shares, granted on April 1, 2022, was pro-rated based on the amount of time he served on the Board in 2022. Mr. Palagiano forfeited 842 shares of restricted stock and was paid cash in the amount of $26,701, representing the value of 841 shares of restricted stock.

Board Diversity
Although the Board does not have a specific diversity policy, it recognizes that diverse representation on the Board serves to improve dialogue, decision-making, and culture in the boardroom. In recent years, our Corporate Governance Committee has focused on advancing continued diversity on the Board during refreshment activities by requiring that candidate pools include diverse individuals, including women and people of color, who meet the recruitment criteria. From the candidate pools, our Corporate Governance Committee will select our director candidates based on their qualifications and attributes as set forth above under, “Director Nominations.” Our director nominees include two women, or 17% of our Board, and a nominee identifying as more than one race.
Board Diversity Matrix (As of March 31, 2023)
Total Number of Directors	12
	Female	Male	Non-Binary	Did Not Disclose Gender
Number of directors based on gender identity	2	10	—	—
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	10	—	—
Two or More Races or Ethnicities	1	—	—	—
LGBTQ+	—
Did not Disclose Demographic Background	—
Board diversity data was unchanged from March 31, 2022.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE HIGHLIGHTS
The Company believes it is of utmost importance to share the fundamental values that guide our daily operating approach, as well as our passion for serving our customers and our diversified markets. We are committed to actions that contribute to positive and sustainable results for all members of the markets we serve and the dedicated workforce on which we rely. In March 2023, the Company published its first Environmental, Social and Governance (“ESG”) report. The report highlights the Company’s policies, practices and strong commitment to the environment, its community and corporate governance. The report is available on the Company’s website, at https://investors.dime.com/esg.
Below are the various ways the Company and the Bank invest in their environment, social responsibility and corporate governance.
Environmental Awareness
The Company recognizes the importance of commercially responsible business practices. We have undertaken numerous initiatives that align with environmental mindfulness and will continue to evolve our practices over time. Given the location of our market on an island with many shore communities, it is paramount that we protect our community by making environmentally sound and conscious decisions while ensuring stability for the economic health of the people we serve.
Digital Transformation
The Bank is undertaking a significant investment to upgrade our online account opening capabilities, set to launch in 2023. In addition to improving the quality of the customer banking experience, digital solutions allow the Bank to reduce its environmental footprint by a reduction in customer travel and a reduction in paper consumption.
Facilities
The Company’s facilities team constantly searches for ways to reduce our carbon footprint while providing a comfortable and safe working environment.
•	When performing renovations to branches and office space, the facilities team upgrades all office lighting to LED fixtures.
•	The facilities team is responsible to ensure that all facilities are up to date according to safety compliance requirements and internal wellness initiatives.
•	The vendor selection process requires the consideration of environmentally sound practices of potential partners.
•	A hybrid work schedule for all corporate employees reduces gasoline consumption and emission.
Partnerships and Investments
The Company supports third parties whose mission is to improve, preserve and protect our environment.
•
Moriches Bay Project is a grassroots organization that strives to protect and conserve the bays on Long Island as well as improve water quality. Dime employees and family members volunteered at the Moriches Bay’s oyster farming project.

•
Septic Tank Program. Dime partnered with the Community Development Corporation of Long Island on a septic tank loan program. Dime provided no interest loans to homeowners to upgrade their septic systems.

•
Since December 2021, the Bank has purchased $13 million of bonds for its investment portfolio the proceeds of which will be used to finance or re-finance social and/or green assets including projects focused on renewable energy, energy efficiency and projects that facilitate the transition to a low carbon economy in the United States.

Social Commitment
We believe that investment in our people and communities is key to building meaningful, lasting relationships that facilitate success for our employees, customers and communities.
Our Employees and Directors
Diversity and Inclusion
The Company celebrates diversity and encourages diversity and inclusion throughout the organization.
•	The Bank has formed a management Diversity & Inclusion Committee reporting directly to the Board of Directors.
•	Formation of Affinity Groups throughout the organization, such as Women’s Affinity Group, Hispanic and Latinx Affinity Group, African American and Caribbean Affinity Group.
•	35% of the Bank’s senior management is female.
•	2 of the Company’s 12 directors are women.
•	1 director is a person of color.

Employee Health and Wellness
The Company provides tools and resources to promote the health and safety of our employees.
•	The Bank’s Employee Assistance Program offers confidential counseling to employees from professionals with experience in physical and mental health, financial and social issues.
•	The Bank maintains the Healthier Together program through the Bank’s intranet that promotes various wellness topics. Past topics have included mental health, nutrition, and heart health.
•
The Bank offers a generous benefits program for its employees, including health, dental and vision insurance, personal time off, 401(k) program, flexible spending accounts, employee stock purchase plan, disability and life insurance, commuter cost reduction plan, and tuition assistance programs.

Employee Development
The Company is committed to offering employees a variety of opportunities to enhance their skills, develop their knowledge and expand their professional capacities.
•	Internal training provided to help employees succeed.
•	Educational Assistance Program provides employees assistance with tuition.
Our Communities
Regulatory Recognition
•	Bank received an “outstanding” rating in its most recent Federal Reserve Bank Community Reinvestment Act (“CRA”) examination.
•
The Federal Reserve noted that the Bank helped conduct over 150 seminars during the examination period in partnership with local not-for-profits covering financial literacy, home ownership, small business, and workforce development.

Service and Volunteerism.
•	During 2021-2022 175 Bank employees volunteered for Island Harvest; 100 Bank employees volunteered for Habitat for Humanity.
•	Over 70 Bank officers serve on not-for-profit boards.
Economic Assistance.
•	The Bank has a goal of investing 10% of Tier 1 Capital in CRA qualified investments. At 12/31/22, CRA qualified investments represented 18% of Tier 1 Capital.
•	Since 2020 the Bank has made over 350 community development loans totaling over $1.25 billion.
•	The Bank participates in the Fannie Mae HomeReady and SONYMA first-time homebuyers programs to provide assistance to first-time homebuyers.
•	The Bank partners with the FHLBNY to offer grants to income-qualified first-time homebuyers.
•	In 2022 the Bank started a small business loan program providing loans for as little as $25,000. We originated over 500 of these loans totaling $40.5 million.
•
The Bank partners with various groups in providing fair access to capital: NYC-based CDFI Accompany Capital, the Urban League of Long Island, Brooklyn PowerUp sponsored by the Brooklyn Public Library, and 1010 WINS Small Business Challenge.

•	During 2021-2022 the Bank issued 130 mortgages to low and moderate-income communities and customers.
Governance
The Company is committed to building a resilient, sustainable company by staying true to a strong governance framework, ethical business practices and proactive thinking.
Corporate Governance.
•	The Board has designated an independent Lead Director.
•	Separation of Executive Chairman and CEO roles to enhance Board independence and oversight.
•	Standing committees are comprised of independent directors.
•	Majority of Board is independent.
•	Board members are elected annually.
•	The Board and Board committees conduct annual self-assessments to measure their effectiveness.
•	Minimum stock ownership requirements for directors and NEOs.
•	Board and Board committees have the right to retain independent outside financial, legal and other advisors.
Corporate Conduct.
•	The Company maintains a Code of Conduct and Ethics policy.
•	Whistleblower policy applicable to all employees.
•	Insider Trading and Confidentiality Policy governing trading of Company securities by the Board, executive management and other employees of the Company.
•	The Bank provides training to the Board and employees on harassment, ethics, and privacy.

EXECUTIVE OFFICERS
The following individuals are executive officers of the Company and/or the Bank, holding the offices set forth opposite their names as of the Record Date:
Name	Position Held
Kevin M. O’Connor	Chief Executive Officer
Stuart H. Lubow	President and Chief Operating Officer
Michael Fegan	SEVP and Chief Technology & Operations Officer
Conrad J. Gunther	SEVP and Chief Lending Officer
Avinash Reddy	SEVP and Chief Financial Officer
Julie Levy	EVP and Chief Marketing Officer
James J. Manseau	EVP and Chief Banking Officer
Christopher Porzelt	EVP and Chief Risk Officer
Patricia M. Schaubeck	EVP and General Counsel
Austin Stonitsch	EVP and Chief Human Resources Officer
Brian Teplitz	EVP and Chief Credit Officer
The executive officers are elected annually and hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors.
Biographical information of the executive officers who are not directors of the Company or Bank is set forth below.
Stuart H. Lubow, age 65
President and Chief Operating Officer of the Company and the Bank
Prior to the Merger on February 1, 2021, Mr. Lubow served as President of Legacy Dime and DCB. Prior to joining Legacy Dime and DCB in 2017, Lubow was a founder, Chairman, President, and Chief Executive Officer of Community National Bank from its inception in 2005 until its sale to the Bank in June 2015. Prior to that, Mr. Lubow was founder, President, and Chief Executive Officer of Community State Bank, Executive Vice President and Chief Operating Officer of Garden State Bank, and Chief Operating Officer at Dollar Dry Dock Bank. Prior to Dollar Dry Dock Bank. Mr. Lubow held senior positions at various regional banks.
Michael Fegan, age 57
Senior Executive Vice President and Chief Technology and Operations Officer of the Bank
Prior to the Merger on February 1, 2021, Mr. Fegan served as the Chief Technology Officer of Legacy Dime and DCB. Prior to joining Legacy Dime and DCB in 2019, Mr. Fegan served as the Chief Information and Operations Officer of Investors Bank and prior thereto was Chief Operations and Technology Officer at Bank Leumi. He also served as Chief Information Officer and Head of Bank Operations for Suffolk County National Bank. Earlier in his career, Mr. Fegan held management positions at various financial institutions.
Conrad J. Gunther, age 76
Senior Executive Vice President and Chief Lending Officer of the Company and the Bank
Prior to the Merger on February 1, 2021, Mr. Gunther served as Executive Vice President and Chief Lending Officer of Legacy Dime and DCB. Prior to joining Legacy Dime and DCB in 2017, Mr. Gunther served as Executive Vice President and Chief Lending Officer of First Central Savings Bank from 2015 to 2016 and First Executive Vice President and Chief Lending Officer of Community National Bank from 2008 to 2015. Prior to his association with Community National Bank, Mr. Gunther held senior positions at various Long Island financial institutions.
Avinash Reddy, age 38
Senior Executive Vice President and Chief Financial Officer of the Company and the Bank
Prior to the Merger on February 1, 2021, Mr. Reddy served as Executive Vice President and Chief Financial Officer of Legacy Dime and DCB. Prior to joining Legacy Dime and DCB in 2017, Mr. Reddy held several investment banking roles with firms including Evercore Partners, from 2011 to 2014, Barclays Capital, from 2008 to 2011 and Lehman Brothers, from 2005 to 2008.

Julie Levy, age 59
Executive Vice President and Chief Marketing Officer of the Bank
Prior to the Merger on February 1, 2021, Ms. Levy was Senior Vice President and Chief Marketing Officer at Legacy Bridge. Prior to joining Legacy Bridge in 2019, Ms. Levy was the Retail Strategist at People’s United Bank in Bridgeport, CT. Ms. Levy’s earlier career included senior executive positions at Citibank’s Credit Card division over the course of 20 years.
James J. Manseau, age 59
Executive Vice President and Chief Banking Officer of the Bank
Prior to the Merger on February 1, 2021, Mr. Manseau served as Executive Vice President and Chief Retail Banking Officer of Legacy Bridge. Mr. Manseau joined Legacy Bridge and the Bank in March 2008 as Senior Vice President and Chief Retail Banking Officer. Prior thereto, Mr. Manseau served as Divisional Senior Vice President with North Fork Bancorporation, Inc. and Capital One.
Christopher Porzelt, age 56
Executive Vice President and Chief Risk Officer of the Company and the Bank
Prior to the Merger on February 1, 2021, Mr. Porzelt, a Certified Public Accountant, served as Chief Risk Officer of Legacy Dime and DCB. Upon completion of the Merger, Mr. Porzelt was appointed EVP and Deputy Chief Risk Officer of the Company and the Bank. Prior to joining Legacy Dime, Mr. Porzelt was a Managing Director of the Consulting Services Group at EisnerAmper LLP, and before joining EisnerAmper, Mr. Porzelt was associated with American International Group and was an Audit Partner at Deloitte and at Arthur Andersen.
Patricia M. Schaubeck, age 62
Executive Vice President and General Counsel of the Company and the Bank
Prior to the Merger on February 1, 2021, Ms. Schaubeck, an attorney admitted to practice in New York, served as Executive Vice President and General Counsel of Legacy Dime and DCB since March 2018. Prior thereto, Ms. Schaubeck served as General Counsel to Sun Bancorp and its wholly-owned subsidiary, Sun National Bank, in New Jersey from September 2014 to January 2018 and General Counsel to Suffolk Bancorp and its wholly-owned subsidiary, Suffolk County National Bank, from 2012 to 2014. Previously, Ms. Schaubeck served as General Counsel to various Long Island community banks and was associated with various New York City and Long Island, New York law firms where she represented financial institutions and real estate clients.
Austin Stonitsch, age 67
Executive Vice President and Chief Human Resources Officer of the Bank
Prior to the Merger on February 1, 2021, Mr. Stonitsch served as Chief Talent Officer of Legacy Bridge. Prior to joining Legacy Bridge in November 2016 Mr. Stonitsch held various senior Human Resource roles at Alma Bank, IDB Bank and JP Morgan Chase.
Brian Teplitz, age 65
Executive Vice President and Chief Credit Officer of the Bank
Prior to the Merger on February 1, 2021, Mr. Teplitz served as Chief Credit Officer at Legacy Bridge. Prior to joining Legacy Bridge in 2020, Mr. Teplitz served as Senior Credit Officer at Bank United from 2017 to 2020. Prior thereto, he spent 13 years with Capital One and North Fork Bank as a Senior Credit Officer. Mr. Teplitz began his career at Citibank where he spent 22 years in various functions including Divisional Controller, Relationship Management, Head of Underwriting, and Director of Loan Workout, North America.
COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation
This compensation discussion & analysis (the “CD&A”) describes our executive compensation program and explains how the Compensation Committee made its compensation decisions for our named executive officers (also referred to in this CD&A as “NEOs”) listed below for fiscal year 2022.
Name	Title
Kevin M. O’Connor	Chief Executive Officer (“CEO”)
Stuart H. Lubow	President and Chief Operating Officer (“President”)
Avinash Reddy	Senior Executive Vice President and Chief Financial Officer (“CFO”)
Conrad J. Gunther	Senior Executive Vice President and Chief Lending Officer (“CLO”)
Patricia M. Schaubeck	Executive Vice President and General Counsel

Company Performance
The Company delivered strong resuts in 2022. Successes of 2022 included:
(1)
Non-Interest-Bearing Deposits. The Bank was able to maintain strong non-interest-bearing deposit balances in 2022. Average non-interest-bearing deposits totaled 37.2% of average total deposit balances for fiscal year 2022.

(2)
Efficiency Ratio. The Company maintained its strong focus on expense discipline. Despite increased pressures on costs due to the inflationary environment, the Company’s reported efficiency ratio was 48.0% for fiscal year 2022, compared to 61.4% for fiscal year 2021.

(3)
Asset Quality. The Company’s asset quality metrics improved on a year-over year basis. Non-performing assets and loans 90 days past due and accruing represented only 0.26% of total assets at December 31, 2022 compared to 0.36% of total assets at year-end 2021.

(4)	Loans. Total loans held for investment increased by $1.3 billion, or 14.3%, to $10.6 billion during 2022.
(5)
Returns. Reported net income available to common shareholders for the twelve months ended December 31, 2022 increased by 50% on a year-over-year basis. Reported Return on Assets was 1.22% for fiscal year 2022, compared to .86% for fiscal year 2021.

(6)	Community Reinvestment. The Bank received an overall Community Reinvestment Act rating of “Outstanding” from the Federal Reserve Bank of New York.
Key Compensation Decisions in 2022 – Executive Summary
In 2022, the Compensation Committee’s independent compensation consultant, Aon, performed a peer group analysis of the compensation of the Company’s NEOs, using the Company’s defined peer group (see “Setting Executive Compensation,” below). Based on this analysis, the Company’s 2022 performance, and the results of the 2022 shareholder advisory vote on 2021 executive compensation, the following compensation decisions were made by the Company in 2022, which are explained in more detail below.
Base Salaries
Base salaries were set in conjunction with the Merger and, except for Ms. Schaubeck, were maintained at those levels through 2022. Ms. Schaubeck’s annual base salary was increased effective April 1, 2022 from $350,000 to $375,000.
2022 Annual (Cash) Incentive Plan (“2022 AIP”)
In March 2023, the NEOs were paid annual cash incentives under the 2022 AIP for 2022 performance. Incentive opportunities for each NEO under the 2022 AIP were unchanged from 2021 levels. As more fully discussed below under “2022 AIP,” each of the NEOs were paid 138.3% of the corporate performance goals under the 2022 AIP and 100% of the discretionary portion of the 2022 AIP.
2022 Long-Term (Equity) Incentive Plan (“2022 LTIP”)
In March 2022, the Compensation Committee awarded restricted stock to the NEOs under the 2022 LTIP. The awards were comprised of 60% performance-based awards and 40% time-vested awards. Except for Mr. Lubow, incentive opportunities for each NEO under the 2022 LTIP were unchanged from 2021 levels. Mr. Lubow’s target payout under the 2022 LTIP was increased to 65% of base salary from 50% for the 2021 Long-Term (Equity) Incentive Plan in recognition of his significant contribution to the positive results of the Company and his key responsibilities for the day-to-day operations of the Company. Long-term incentive awards are described in more detail below under the heading, “2022 LTIP.”
Retirement Benefits
The Company maintains the Dime Community Bank Supplemental Executive Retirement Plan (“SERP”). The SERP is intended to make participants in the SERP whole for the amounts that would have been contributed to the BNB Bank Pension Plan (the “Pension Plan”) and the Dime Community Bank 401(k) plan (the “401(k) Plan”) but for limits imposed by the Internal Revenue Code of 1986. Messrs. O’Connor and Lubow participate in the defined benefit portion and 401(k) portion of the SERP. Messrs. Reddy and Gunther and Ms. Schaubeck participate in the 401(k) SERP. The SERP is discussed in more detail below under the heading, “Retirement and Other Benefits.”

Perquisites
In lieu of any perquisites, Messrs. O’Connor and Lubow are paid an annual sum of $100,000 and Messrs. Reddy and Gunther are paid an annual sum of $50,000. Ms. Schaubeck is paid a car allowance of $700 per month. Perquisites are discussed in more detail below under the heading, “Perquisites and Other Personal Benefits.”
Response to 2022 Shareholder Advisory Vote on 2021 Executive Compensation
In 2022, the Company failed to obtain shareholder approval of the advisory vote (“say-on-pay”) on 2021 executive compensation, with 53.4% of shareholders voting against 2021 executive compensation and 46.6% of shareholders voting in favor of 2021 executive compensation. The Board takes the shareholder say-on-pay vote very seriously and is committed to gaining a better understanding of the reasons for the negative result and addressing the underlying concerns.
Shareholder engagement is a continuous process for the Company and executive management regularly engages in dialogue with its largest shareholders. In response to the negative say-on-pay vote, executive management (namely, the Chief Financial Officer and the General Counsel and Corporate Secretary) reached out to the Company’s twenty largest shareholders (excluding Basswood Capital Management), representing 56% of shares outstanding, to specifically engage in a dialogue concerning executive compensation. Six of the twenty shareholders representing 37% of shares outstanding agreed to speak with us. Director Chen, Chair of the Compensation Committee, participated in calls with four of the six shareholders.
We learned that the failed say-on-pay vote was primarily a result of the compensation paid in connection with the Merger, particularly the one-time equity grants and the payout to our CEO under the Bridge Supplemental Executive Retirement Plan (the “Legacy Bridge SERP”). We heard support for the structure of our ongoing AIP and LTIP plans, but with different views on metrics. Many of the conversations extended beyond compensation and included discussion on corporate governance issues, such as ESG disclosure, board composition, diversity, and cybersecurity. Common compensation themes included the following:
What We Heard	What We Did
One-time equity grants. The one-time equity grants associated with the Merger were excessive and should have been tied to performance.
The Merger was negotiated, signed, and closed during the COVID-19 pandemic. As such, Merger-related goals were not easily defined, and the Board deemed it crucial to retain executive management and ensure a successful closing of the Merger during those uncertain times. The Compensation Committee utilized an independent compensation consultant in structuring the equity grants. Under the current executive incentive compensation plans, 60% of equity grants are performance based and 40% are time vested. One-time grants are not a component of the current incentive compensation plans.

SERP. There was dissatisfaction expressed concerning the Legacy Bridge SERP payout to the Company's CEO in connection with the Merger.	The Legacy Bridge SERP payout was not discretionary; the terms of the Legacy Bridge SERP mandated payment as the Merger was a change in control as defined under the SERP.
Discretion. There were various points of view regarding Compensation Committee discretion as a component of incentive compensation.
In 2021, discretion accounted for up to 30% of the AIP, reflecting non-monetary goals of: regulatory compliance, core and ancillary systems conversions, cybersecurity risk and response, community reinvestment, liquidity compliance, stock price performance, and employee engagement and development, In 2022, the discretionary component of the AIP was reduced to 20% and the Committee placed greater weight on quantitative Corporate Factors. In addition, the Compensation Committee can apply negative discretion to the entire AIP.

Performance-based compensation. There was consensus that a majority of incentive equity compensation should be performance based.	The Company's LTIP is comprised of 60% performance-based equity and 40% time vested equity.

What We Heard	What We Did
Single trigger employment and change in control agreements. There was a belief that the Company had single trigger employment and change in control agreements.
The Company does not have single trigger agreements. All agreements are double trigger for change in control severance payments. Former CEO of Legacy Dime, Kenneth Mahon, who received various payments as part of the Merger, discontinued serving as an employee of the Company and the Bank in conjunction with the closing of the Merger and is not an active employee of the Company or the Bank. As such, any payments to him, did not qualify as single trigger payments.

The shareholder outreach confirmed that the negative say-on-pay vote was primarily driven by certain aspects of the Merger-related compensation. The shareholders we spoke with were generally supportive of the structure of the Company’s ongoing AIP and LTIP plans. Nevertheless, the AIP and LTIP plans were modified in 2022 to further align executive compensation to shareholder interests. In addition, the say-on-pay vote played a role in the Compensation Committee’s decision to keep base salary levels for the majority of the NEOs, including the CEO, flat for 2022.
In 2022, the Compensation Committee modified the AIP and decreased the discretionary component of the AIP to 20% from 30% and increased the quantitative Corporate Factors to an 80% weighting. In addition, the Compensation Committee substituted one Merger-related factor that was achieved in 2021 (core and ancillary systems conversions) with a new discretionary factor deemed important to the ongoing success of the Company: asset quality and management of classified assets. Also, ESG was added as a discretionary factor. The Corporate Factors of the 2022 AIP and the performance metrics of the 2022 LTIP were revised, and the plans do not have any overlapping metrics (the 2022 AIP and 2022 LTIP are described in more detail below under the headings, “2022 AIP” and “2022 LTIP,” respectively). The Company will continue to monitor the level of support for each say-on-pay proposal in the future and will consider this alongside other factors as it makes future executive compensation decisions.
Compensation Philosophy and Objectives
The Company’s executive compensation philosophy is, consistent with prudent banking business practices, to provide competitive target compensation opportunities with actual amounts earned commensurate with the Company’s financial performance and the generation of long-term value for shareholders through dividends and stock price appreciation. The goals of the executive compensation program are to enable the Company to attract, develop and retain an executive team capable of maximizing the Company’s performance for the benefit of its shareholders.
To accomplish these goals, the Company sets a base salary to provide a reasonable level of predictable base income and near- and long-term performance-based compensation to provide the NEOs with clear opportunities to increase the value of their compensation by positive contribution to shareholder interests. The pay elements are intended to balance an appropriate mix of risk and return. Annual incentive awards are designed to provide incentives to encourage efforts to attain near-term goals, which do not encourage excessive risk taking. Long-term performance-based and time-vested restricted stock awards align executives’ interests with the Company’s shareholders and serve to retain executives over the long term.
The Compensation Committee, with the assistance of our independent compensation consultant, routinely reviews our compensation practices to ensure they support our compensation philosophy, are risk appropriate, are market competitive and align our executives with shareholder interests. In support of this philosophy, the following summarizes the Company’s compensation governance and compensation practices:
What We Do	What We Don’t Do
Conduct annual shareholder advisory vote on compensation of our Named Executive Officers.	We do not permit the hedging of Company securities.
Maintain a Compensation Committee comprised entirely of independent directors.	We do not allow for the repricing of the exercise price of stock options except in connection with corporate transactions or the approval of shareholders.
Retain an independent executive compensation consultant to the Compensation Committee.	We do not provide for gross-up payments to cover personal income taxes or excise taxes in connection with change in control severance payments.
Conduct an annual incentive compensation risk assessment.	We do not permit the pledging of Company securities.
Maintain a clawback policy.

What We Do	What We Don’t Do
Require minimum stock ownership requirements for all directors and Named Executive Officers.
Maintain an Insider Trading Policy that establishes pre-determined window periods for trading in Company securities.
Double trigger on potential change in control severance payments.
Provide annual and long-term incentive plans with performance goals aligned with shareholder interests.
Provide that a substantial portion of long-term equity awards are based on corporate goals.
Provide that 60% of long-term incentive equity awards are performance based.
Actively and regularly engage with shareholders on executive compensation and corporate governance matters.
For NEOs, compensation comparisons are based on a peer group of banks, taking into consideration asset size, geographic location, and loan portfolio composition. However, reasonable exceptions to this market comparison methodology are considered as appropriate by the Compensation Committee. The Compensation Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels. The Compensation Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader market. Instead, the Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as the Company’s business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.
Risk Assessment
The charter for the Compensation Committee provides that the Compensation Committee is responsible for reviewing the Company’s incentive compensation arrangements to ensure that they are balanced with respect to risk, have effective controls and are compatible with regulatory guidance. The Company’s compensation program is designed to mitigate risk by: (1) providing competitive non-performance-based salaries, retirement and fringe benefits, (2) incorporating cash incentives to reward current successes, in relation to forecast performance derived from the Strategic Plan, and (3) including long-term incentives in the form of stock awards and performance-based shares, as well as maintaining stock ownership and retention requirements, to sustain focus on long-term shareholder value.
In 2021, in accordance with best practices, the Compensation Committee engaged Aon to conduct a risk assessment of the Company’s incentive compensation arrangements. In performing its risk assessment, Aon considered principles of sound incentive compensation practices. The goal of the assessment was to evaluate whether the Company was in line with evolving regulatory expectations and market practices. The review included an evaluation of the design features of each plan, the governance and oversight aspects of each plan, the mix of cash and equity incentives opportunities, the use of performance metrics, the performance periods and time horizon of each plan, the various termination provisions associated with the plans, and other dimensions of the plans deemed relevant for the risk review process. Aon reviewed the results of its assessment with the Committee and with management. Based on the results of the independent assessment by Aon and the assessment of risks by the Committee, the Board has determined that the Company’s compensation policies, practices and programs do not promote excessive risk taking or pose risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee determined that an external risk assessment in 2022 was not necessary as the design features of the incentive compensation arrangements and the governance and oversight aspects of the plans were unchanged from 2021.
Role of Management in Compensation Decisions
In order for the Compensation Committee to make decisions regarding base salary, annual and long-term incentives, and other aspects of the Company’s benefit programs, the CEO, the President and the Director of Human Resources are asked to provide input on corporate objectives and individual performance. Input from these individuals is considered to be suggestions and recommendations for the Compensation Committee’s consideration. The NEOs do not attend portions of the Compensation Committee meetings during which their individual performance is being evaluated or their compensation is being determined. The CEO and the President annually review the performance and determine the compensation for senior management of the Company who are not NEOs.
Setting Executive Compensation
Based on the foregoing philosophy and objectives, the Compensation Committee has structured the Company’s annual and long-term incentive-based cash and equity compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals. In furtherance of this, Aon’s annual review provides the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions for the NEOs and on the recommendations being made by the Company’s management for other key executives. In making compensation decisions, the Compensation Committee compares each element of total compensation against a comparable peer group of publicly-traded financial institutions (collectively, the “Compensation Peer Group”). The key measures used in selecting the Company’s 2022 peer group were:
•	Asset Size
•	Geographic Location
•	Loan Portfolio Focused on Commercial Lending
The Compensation Peer Group was reviewed and revised by the Compensation Committee in 2022. Changes were made to substitute previous peer banks that were involved in mergers or were not public companies. Not all companies in the Compensation Peer Group reported data for each of our executive positions. The 24 companies comprising the Compensation Peer Group used to set fiscal year 2022 pay levels were:
Compensation Peer Group(1)
Atlantic Union Bankshares Corporation	Lakeland Bancorp, Inc.
Berkshire Hills Bancorp, Inc.	OceanFirst Financial Corp.
Brookline Bancorp, Inc.	Park National Corporation
ConnectOne Bancorp, Inc.	Premier Financial, Corp.
Customers Bancorp, Inc.	Provident Financial Services, Inc.
Eagle Bancorp, Inc.	S&T Bancorp, Inc.
Eastern Bankshares, Inc.	Sandy Spring Bancorp, Inc.
First Commonwealth Financial Corporation	Tompkins Financial Corporation
First Financial Bancorp.	TowneBank
Flushing Financial Corporation	United Bankshares, Inc.
Fulton Financial Corporation	WesBanco, Inc.
Independent Bank Corp.	WSFS Financial Corporation
(1)	Banks removed from peer group in 2022: Columbia Financial, Inc. (mutual ownership structure), First Midwest Bancorp, Inc. (merger activity), and Investors Bancorp, Inc. (merger activity).
Each NEO’s current compensation was compared to the applicable benchmark position within the Compensation Peer Group. A significant percentage of total compensation is allocated to incentives as a result of the philosophy mentioned above.
2022 Executive Compensation Components
For fiscal year ended December 31, 2022, the principal components of compensation for NEOs were:
•	Base salary
•	Annual cash incentive compensation
•	Long term equity incentive compensation
•	Retirement benefits and perquisites
•	Employment and change in control employment agreements

Our compensation program consists of three primary components: (i) base salary, (ii) cash-based, annual incentive awards (“AIP”), and (iii) equity-based, long-term incentive awards (“LTIP”). We also offer certain perquisites, retirement and other benefits. During 2022, the Company was a party to employment agreements with Messrs. O’Connor, Lubow, Reddy, and Gunther, and a party to a change in control employment agreement with Ms. Schaubeck. In addition, all NEOs were parties to retention and award agreements with the Company. The target pay mix for the CEO and average NEO for 2022 is illustrated in the following charts:

Base Salary
The Company provides NEOs and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for NEOs are determined for each- executive based on his or her position and responsibility by using market data. The annual salary of the NEOs is reviewed annually by the Compensation Committee. Base salaries for the NEOs for 2022 and 2021 follow:
	2022	2021	% Change
Kevin M. O’Connor	$900,000	$900,000	0.0%
Stuart H. Lubow	$700,000	$700,000	0.0%
Avinash Reddy	$500,000	$500,000	0.0%
Conrad J. Gunther	$440,000	$440,000	0.0%
Patricia M. Schaubeck(1)	$375,000	$350,000	7.1%
(1)	Ms. Schaubeck’s salary was increased effective April 1, 2022 to bring her into a more competitive range of base salaries paid to comparable positions in the Compensation Peer Group.
2022 AIP
Our 2022 AIP provides the NEOs with the opportunity to earn an annual cash award based on the achievement of pre-defined corporate goals and by consideration of other discretionary items. The objectives of the 2022 AIP are to align annual incentive compensation with financial benchmarks set forth in the Company’s 2022 Strategic Plan, previously adopted by the Board, encourage teamwork and collaboration, and to motivate and reward the achievement of specific, measurable performance objectives. The Target level of performance for the 2022 AIP was based on the baseline financial budget approved by the Board of Directors. For reference, for the prior year (2021), the Company’s actual Pre-Tax Pre-Provision Income was $154.4 million, the Return on Assets was .86%, and the Efficiency Ratio was 61.4%. As outlined in the table below, each of the 2022 AIP metrics at Target level were an improvement from the actual 2021 results. The 2022 AIP is comprised of Corporate Factors (defined below) that represent 80% of the 2022 AIP opportunity, and discretionary factors that represent 20% of the 2022 AIP opportunity.
The following table sets forth the performance metrics under the 2022 AIP.
Corporate Factors (80%)	Weighting	Threshold	Target	Maximum
Adjusted Pre-Tax Pre-Provision Income(1)	33.3%	$176,400,000	$196,000,000	$215,600,000
Adjusted Return on Assets(1)	33.3%	0.92%	1.08%	1.24%
Adjusted Efficiency Ratio(1)	33.3%	54.30%	49.30%	44.30%
Discretionary Performance Measures (20%)	—	—	—	—
(1)
Excludes one-time items such as: Merger-related expenses, severance expenses, gains from sales of securities and other assets, branch closure expenses, expenses related to termination of borrowings, and other one-time items.

In addition to the Corporate Factors, the Compensation Committee considered the following qualitative factors which were identified at the beginning of 2022 and assessed on a discretionary basis in finalizing 2022 AIP payouts: Regulatory Compliance, Cybersecurity Risk and Response, Community Reinvestment, Liquidity Compliance, Asset Quality and Management of Classified Assets, Stock Price Performance, Employee Retention and New Hires, and progress on ESG. These supplemental factors comprise 20% of the AIP opportunity, reduced from 30% in 2021. The Compensation Committee reduced the weighting of discretionary component of the AIP to 20% from 30% and increased the quantative Corporate Factors to an 80% weighting. In addition, the Compensation Committee substituted one Merger-related factor that was achieved in 2021 (core and ancillary systems conversions) with a new discretionary factor deemed important to the ongoing success of the Company: asset quality and management of classified assets. Also, progress on ESG was added as a discretionary factor.
The Compensation Committee believes that the 2022 AIP balances risk-taking with performance. Therefore, the Compensation Committee maintains a risk-based capital performance gate/trigger. If the Consolidated Company Total Risk-Based Capital ratio is below 10.5% at year-end, bonus payments will be reduced to zero. In addition, the Compensation Committee can apply additional discretion to payouts under the AIP as needed to reflect the business environment, market conditions, budgetary constraints, and other risk management considerations.
Each performance metric has a weighting and a range of performance that determines the payouts. Incentives pay out at a reduced level (i.e. 50% of Target) for Threshold performance, at 100% for Target performance, and at higher level (i.e. 150% of Target) for Maximum performance. Performance below Threshold will be zero. Performance in between levels is interpolated to reward incremental performance.
The table below summarizes the incentive opportunities for the NEOs for the 2022 plan year:
Name and Principal Positions	Salary ($)	Threshold Payout ($) and % of Salary	Target Payout ($) and % of Salary	Maximum Payout ($) and % of Salary
Kevin M. O’Connor CEO	$900,000	$450,000	$900,000	$1,350,000
		50.0%	100.0%	150.0%
Stuart H. Lubow President and COO	$700,000	$350,000	$700,000	$1,050,000
		50.0%	100.0%	150.0%
Avinash Reddy SEVP and CFO	$500,000	$112,500	$225,000	$337,500
		22.5%	45.0%	67.5%
Conrad J. Gunther SEVP and CLO	$440,000	$99,000	$198,000	$297,000
		22.5%	45.0%	67.5%
Patricia M. Schaubeck EVP and General Counsel	$375,000	$75,000	$150,000	$225,000
		20.0%	40.0%	60.0%
Results of the Corporate Factors relative to the pre-established objectives were as follows:
Corporate Measures	Weight	Threshold (50%)	Target (100%)	Maximum (150%)	Actual Results	Bonus at Target ($)	Total Permitted Bonus ($)	Weighted Result
Adjusted Pre- Tax Pre- Provision Income(1)	33.33%	$176,400,000	$196,000,000	$215,600,000	$218,351,000	$769,453	$1,154,180	150.0%
Adjusted Return on Assets (1)	33.33%	0.92%	1.08%	1.24%	1.22%	$769,453	$1,101,526	143.2%
Adjusted Efficiency Ratio(1)	33.33%	54.3%	49.3%	44.3%	47.1%	$769,453	$935,697	121.6%
TOTAL						$2,308,359	$3,191,403	138.3%
(1)
Excludes one-time items such as: gains from sales of securities and other assets, Merger-related expenses, severance expenses, branch closure expenses, expenses related to termination of borrowings, and other one-time items.

Consistent with the design of the 2022 AIP, the Compensation Committee also considered each NEO’s contribution to the following discretionary factors in determining each NEO’s 2022 AIP payment.
(1)	Regulatory Compliance. Since the closing of the Merger, the Company and the Bank have maintained full regulatory compliance with all of its regulators.
(2)
Cybersecurity Risk and Response. The Bank continues to prioritize cyber risk and manages the increased risk of ransomware and other sophisticated threats. The Bank has not had any significant disruptions related to these threats. We continue to encourage a culture of cyber awareness and hygiene through employee training and Board-level engagement. The Company’s cyber program has been aligned with its hybrid work environment.

(3)
Community Reinvestment. The Bank received an overall Community Reinvestment Act rating of “Outstanding” from the Federal Reserve Bank of New York (“FRBNY”) in its most recent exam of the Bank in January 2022. The FRBNY noted that the Bank is a leader in making community development loans and uses innovative and flexible lending practices to meet the credit needs of the communities it serves.

(4)
Liquidity Compliance. Management operated the Company with appropriate liquidity levels in 2022 while managing the net interest margin. The Bank continually conducts a variety of liquidity stress tests.

(5)
Asset Quality and Management of Classified Assets. The level of past due loans and criticized and classified assets improved over the course of the year. The reduction in criticized and classified assets was a result of proactive monitoring of pandemic-era credit downgrades and establishment of a specialized group within the credit department.

Metric	12/31/22	12/31/21	Decline
Non-Performing Assets and 90 days Past Due/Total Assets	.26%	.36%	-28%
Special Mention Loans	$103.7 million	$174.0 million	-40%
Substandard Loans	$160.5 million	$496.9 million	-68%
Doubtful Loans	$11.1 million	$25.1 million	-56%
(6)	Stock Price Performance. The Company slightly underperformed the average stock performance of its peer group, as shown in the following table:
Stock Price Performance (January 1, 2022 – December 31, 2022)
Dime Community Bancshares, Inc.	-9.5%
Average of Peer Group (1)	-9.2%
(1)
Peer group includes: Atlantic Union Bankshares Corporation, Berkshire Hills Bancorp Inc., Brookline Bancorp Inc., ConnectOne Bancorp Inc., Customers Bancorp Inc., Eagle Bancorp Inc., Eastern Bankshares, Inc., First Commonwealth Financial Corporation, First Financial Bancorp, Flushing Financial Corp., Fulton Financial Corp., Independent Bank Corp., Lakeland Bancorp, Inc., OceanFirst Financial Corp., Park National Corporation, Premier Financial Corp., Provident Financial Services, Inc., S&T Bancorp Inc., Sandy Spring Bancorp Inc., Tompkins Financial Corporation, TowneBank, United Bankshares, Inc., WesBanco Inc. and WSFS Financial Corporation.

(7)
Employee Retention and New Hires. The Company focused its human resource efforts in 2022 on the retention of employees and the hiring of new talent who offer innovative ideas and perspectives. The Bank did not lose any key employees in its retail network or lending groups. Significant hires were made in middle market lending and administrative support. Robust internship programs and employee referral programs aided in acquiring talent. Also, the Company was active in conducting focus groups, quarterly meetings with officers, personalized smaller group meetings with employees, and the development of various Affinity Groups.

(8)	Progress on ESG. The Company published its inaugural ESG report in the first quarter of 2023.
Also, the Compensation Committee determined that the 2022 plan performance trigger based on Consolidated Company Total Risk-Based Capital ratio was above 10.5% at 2022 year-end. After considering the above, the Compensation Committee concluded that the NEOs’ performance, relative to the discretionary goals, warranted the discretionary payout for 2022 at 100%.

Based upon the overall financial results and evaluation of the discretionary measures, in finalizing 2022 AIP payouts, the Compensation Committee approved the annual incentive payments in the table below. These amounts are noted in the column, “Non-Equity Incentive Plan Compensation,” in the Summary Compensation Table below.
Name	Target ($)	Corporate Performance Achieved (80% Weight) (138.3% of Target) ($)	Discretionary Factors (20% Weight) (100% of Target) ($)	Total 2022 AIP Payment ($)	Total Payment as a % of Target
Kevin M. O’Connor	$ 900,000	$ 995,430	$180,000	$1,175,430	130.6%
Stuart H. Lubow	$700,000	$774,223	$140,000	$914,223	130.6%
Avinash Reddy	$225,000	$248,857	$45,000	$293,857	130.6%
Conrad J. Gunther	$198,000	$218,995	$39,600	$258,595	130.6%
Patricia M. Schaubeck	$150,000	$165,905	$30,000	$195,905	130.6%
2022 LTIP
The 2022 LTIP is designed to support the Company's pay for performance philosophy and reward the participants for creating long-term shareholder value. The program is designed to reward executives for driving long-term, sustained performance and to align executives with shareholder interests through performance goals and focus on shareholder value appreciation. More specifically, the program is designed to meet the following objectives: long-term sustained performance, shareholder alignment, executive equity interest in the Company, enable the Company to attract and retain top talent, balance risk and compensation, and position executive compensation to be competitive with market at performance goals.
The 2022 LTIP consists of a combination of time-vested restricted stock and performance-vested restricted stock (i.e., performance shares) as follows:
•
Performance-vested Restricted Stock Awards - PRSAs (60% of Target award value) reward future performance; awards are paid out based on achievement of pre-defined performance goals. PRSAs are earned based on actual performance of the metrics through the end of the forward-looking three year performance period, i.e., 2024.

•
Time-vested Restricted Shares Awards - RSAs (40% of Target award value) support our goals to encourage stock ownership and align executives with shareholder interests. Grants vest ratably over three years (33% per year).

RSAs are granted at Target but allow for adjustment (0% to 150%) in consideration of qualitative/discretionary factors that the Compensation Committee may consider.
The table below reflects the performance metrics selected for the PRSAs for the 2022-2024 performance cycle. Once the defined threshold level of performance is achieved, payouts can vary from 50% of Target for Threshold level of performance to a maximum payout of 150% of Target for Maximum performance. Performance in between levels is interpolated to reward incremental performance. Relative TSR performance will be measured based on the Company’s performance relative to constituents of the KBW Regional Banking Index.
Metric	Weighting	Threshold	Target	Maximum
Relative Total Shareholder Return(“TSR”)(1)	50%	25th percentile	50th percentile	75th percentile
Adjusted ROATCE (1)(2)	50%	11.6%	14.5%	17.4%
(1)	Measurement period is from January 1, 2022 through December 31, 2024.
(2)
ROATCE = Return on Average Tangible Common Equity. Adjusted ROATCE excludes one-time items such as: Merger-related expenses, severance expenses, gains from sales of securities and other assets, branch closure expenses, expenses related to termination of borrowings, and other one-time items.

The Compensation Committee deemed Relative TSR an important measure of the Company’s achievement for shareholders over the long term by taking into consideration stock price appreciation and reinvestment of dividends.
Adjusted ROATCE was selected as a metric by the Compensation Committee as an appropriate measure of how well the Company uses capital to generate profits.

The table below summarizes the incentive opportunities for the NEOs for the 2022 plan year:
Name and Principal Positions	Salary ($)	Threshold Payout ($) and % of Salary	Target Payout ($) and % of Salary	Maximum Payout ($) and % of Salary
Kevin M O’Connor CEO	$900,000	$292,500	$585,000	$877,500
	—	32.5%	65.0%	97.5%
Stuart H. Lubow President and COO	$700,000	$227,500	$455,000	$682,500
	—	32.5%	65.0%	97.5%
Avinash Reddy SEVP and CFO	$500,000	$87,500	$175,000	$262,500
	—	17.5%	35.0%	52.5%
Conrad J. Gunther SEVP and CLO	$440,000	$77,000	$154,000	$231,000
	—	17.5%	35.0%	52.5%
Patricia M. Schaubeck EVP and General Counsel	$375,000	$65,625	$131,250	$196,875
	—	17.5%	35.0%	52.5%
In December 2021, the Compensation Committee agreed to amend Mr. Lubow’s Employment Agreement (see “Employment Agreements” below) by increasing Mr. Lubow’s Target payout under the Company’s long-term incentive plan to 65% of base salary from 50% of base salary previously, effective with the 2022 LTIP. The Compensation Committee considered Mr. Lubow’s efforts on integration of the merged banks and his significant contribution to the positive results of the merged Company. The Committee acknowledged Mr. Lubow’s key responsibilities for the day-to-day operations of the Company.
In March 2022, the Compensation Committee awarded restricted stock to the NEOs under the 2022 LTIP as follows: Mr. O’Connor – 65% of base salary, or $584,959; Mr. Lubow - 65% of base salary, or $454,975; Mr. Reddy – 35% of base salary, or $174,959; Mr. Gunther – 35% of base salary, or $153,940; and Ms. Schaubeck – 35% of base salary, or $131,193. The long-term incentive awards were split 60% performance-based and 40% time-vested in accordance with the terms of the 2022 LTIP. The performance-based shares vest based on actual performance of the metrics at the end of the performance period, i.e., 2024. The time-vested restricted shares vest ratably over three years.
The following awards were made under the 2022 LTIP.
	Performance-based	Time-vested
Name	PRSA ($)(1)	Number of Shares of RSA (#)	Grant Date Fair Value of RSAs ($)(2)	Total Value ($)
Kevin M. O’Connor	$350,989	6,768	$233,970	$584,959
Stuart H. Lubow	$272,999	5,264	$181,976	$454,975
Avinash Reddy	$104,989	2,024	$69,970	$174,959
Conrad J. Gunther	$92,371	1,781	$61,569	$153,940
Patricia M. Schaubeck	$78,716	1,518	$52,477	$131,193
(1)
Assuming vesting of performance-based shares at the Maximum level, the grant date fair value of these performance-based awards would have been as follows: Mr. O’Connor $526,483, Mr. Lubow $409,498, Mr. Reddy $157,483, Mr. Gunther $138,556, and Ms. Schaubeck $118,074.

(2)	The number of RSAs was calculated based upon a grant date fair value of $34.57 per award, the closing price of the Common Stock on March 31, 2022.
Retirement and Other Benefits
401(k) Plan
The Bank maintains the Dime Community Bank 401(k) Plan for the benefit of its employees. During 2022, the Bank matched 100% of the employee’s contributions up to 1% of pay plus 50% of the employee’s contributions that exceed 1% but are less than 6% of pay (a maximum company match of 3.5% of pay). All employees, including the NEOs, can defer a minimum of 1% and a maximum of 100% of their annual income as long as the deferred compensation does not exceed Internal Revenue Service (IRS) limits. In addition, employees at Tier 2 and Tier 3 (Tiers described below) may receive a discretionary profit-sharing benefit. No profit-sharing benefits were paid for 2022.

The Pension Plan
The Bank maintains a non-contributory, tax-qualified defined benefit pension plan for eligible employees. All Legacy BNB employees hired before October 1, 2012 that are at least age 21 and have completed at least one year of service are eligible to participate in the Pension Plan. The Pension Plan provides for a benefit for each participant according to the Tier the employee belongs to as outlined below. Compensation used to determine benefits are all wages, tips, and other compensation as reported on form W-2, such as any amounts which are treated as salary reduction contributions under a 401(k) plan, a cafeteria plan or a qualified flexible benefits plan. The Normal Benefit Form is a Single Life Pension with 60 payments guaranteed. There are a number of optional forms of benefits available to the participants, all of which are adjusted actuarially. Participants are eligible for early retirement upon attaining age 55. As required by law, the Pension Plan is covered by the insurance program of the Pension Benefit Guaranty Corporation.
Tier 1 – Certain Employees Who Met Specified Age and Service Requirements
•
These employees’ benefits under the Pension Plan are 1.50% of the participant’s average annual compensation multiplied by creditable service (up to 35 years); plus 1.00% of the participant’s average annual compensation multiplied by creditable service (in excess of 35 years); minus 0.49% of the participant’s average annual compensation in excess of Covered Compensation multiplied by creditable service (up to 35 years). The employee’s average annual compensation is determined using the highest average compensation during five consecutive years of employment or all years of employment, if less than five. The only NEO that satisfies the Tier 1 requirements is Kevin M. O’Connor.

Tier 2 – All Other Legacy BNB Employees Hired before October 1, 2012
•
These employee’s benefits under the Pension Plan are their accrued benefits determined using the Tier 1 formula above, but frozen for increases in service and compensation as of December 31, 2012. In addition, these employees receive benefits under the Pension Plan using a cash balance formula for all plan years beginning after December 31, 2012. The “Pay credits” under the cash balance formula are 3.75% of annual compensation for employees with less than 15 years of service and 5% of annual compensation for employees with more than 15 years of service. The “interest credits” are determined by multiplying the employee’s hypothetical account balance as of the beginning of a plan year by the actual dollar-weighted rate of return on plan investments during that plan year.

Tier 3 – All Employees Hired on or after October 1, 2012 Regardless of Legacy Affiliation
•	These employees are excluded from the Pension Plan.
Mr. Lubow and Community National Bank are parties to the Community National Bank Supplemental Executive Retirement Plan Agreement (the “CNB SERP”), dated April 3, 2012, which provides for nonqualified supplemental pension benefits to be paid to Mr. Lubow under certain conditions. Legacy Bridge merged with Community National Bank in 2015 and assumed all obligations under the CNB SERP. Payments to Mr. Lubow commenced in 2022.
To restore the lost benefits of the terminated Legacy BNB SERP and the terminated Legacy Benefit Maintenance Plan to the NEOs, the Company adopted the SERP. The SERP is intended to make participants in the SERP whole for the amounts that would have been contributed to the Pension Plan and the 401(k) Plan but for limits imposed by the Internal Revenue Code of 1986. Participation in the SERP commenced on October 1, 2021. Messrs. O’Connor’s, Lubow’s, Reddy’s and Gunther’s Employment Agreements provide that the executive shall be entitled to participate in benefits plans sponsored by the Company, including, without limitation, a supplemental executive retirement plan to the extent such plan is being provided to similarly situated executives in the Company. Messrs. O’Connor and Lubow participate in the defined benefit component of the SERP, under which the amount of supplemental retirement benefits is based upon a benefit at normal retirement which approximates the differences between (i) the total retirement benefit the participant would have received under the Pension Plan without taking into account limitations on compensation and annual benefits; and (ii) the retirement benefit the participant is actually entitled to under the Pension Plan at normal retirement. Messrs. O’Connor, Lubow, Reddy and Gunther and Ms. Schaubeck participate under the defined contribution component of the SERP, which is the difference between (i) the total matching contribution that would have been contributed by the Bank to the executive’s account under the 401(k) Plan based on the executive’s compensation, without taking into account limitations on compensation and annual benefits; and (ii) the maximum amount that could have been contributed to the executive’s account under the 401(k) Plan with respect to such compensation.
Perquisites and Other Personal Benefits
The Company provides NEOs with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain employees for key positions. In lieu of any perquisites, Messrs. O’Connor and Lubow are paid an annual sum of $100,000 and

Messrs. Reddy and Gunther are paid an annual sum of $50,000. Ms. Schaubeck is paid a car allowance of $700 per month. In addition, the NEOs are eligible to participate in the plans and programs described above. Attributed costs of personal benefits described for the NEOs for the fiscal year ended December 31, 2022 are included in the “All Other Compensation” column of the “Summary Compensation Table.”
The Company and the Bank have entered into employment agreements with Messrs. O’Connor, Lubow, Reddy and Gunther, and a change in control employment agreement with Ms. Schaubeck, which are described under the heading “Employment Agreements.”
Tax Implications
Tax Deductibility of Executive Compensation
Prior to the implementation of The Tax Cuts and Jobs Act of 2017 (the “Tax Act”), Section 162(m) of the Internal Revenue Code generally disallowed a federal income tax deduction for compensation over $1 million paid for any fiscal year to the Chief Executive Officer and specified other executive officers, subject to certain exceptions such as for “performance-based” compensation. As a result of the Tax Act, we expect that the Company may no longer take an annual deduction for any compensation paid to covered employees in excess of $1 million per specified executive officer. Due to the continued importance and benefit to the Company and our shareholders of awarding compensation that is structured to properly incentivize our executive officers the Compensation Committee believes that it is in our best interests to retain flexibility in awarding compensation, even if some awards may be non-deductible compensation expenses to the Company.
Clawback Policy
The Compensation Committee has adopted a clawback policy to recover certain incentive payments including performance-based awards paid to the Company’s NEOs if (1) the payments or awards were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, and (2) the amount of the incentive compensation, as calculated under the restated financial results, is less than the amount actually paid or awarded under the original financial results. Recovery may include reimbursement of the gross amount of the incentive payments, cancellation of equity awards, and/or reimbursement of any gains realized in the exercise of options and the vesting or sale of equity awards. The Compensation Committee is reviewing the final rule adopted by the SEC that implements the applicable provision of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to recoupment of incentive-based compensation and will amend its clawback policy when NASADAQ adopts final listing standards in accordance with the final rule.
Stock Ownership Guidelines
The Board of Directors believes it is in the best interests of its shareholders, and promotes the Company’s commitment to sound corporate governance, that every director and NEO possess a meaningful personal financial interest in the Company. In the opinion of the Board of Directors, such an investment commits the individual to the future of the Company and aligns his/ her interests with those of the Company’s shareholders. The minimum common stock ownership requirement must be satisfied within three years of the later of adoption of, or becoming subject to, these guidelines. All directors and NEOs must retain ownership of 100% of shares received through the vesting of restricted stock or the exercise of stock options until he or she is in compliance with the applicable, fully phased-in, minimum common stock ownership requirement. The Corporate Governance Committee periodically, however, no less than annually, reviews the compliance of each director and NEO with these common stock ownership guidelines.
These guidelines allow for extenuating circumstances and discretion in the evaluation process. As of December 31, 2022, all directors and NEOs were in compliance with the Company’s stock ownership guidelines or were within the three year period to achieve compliance.
The minimum stock ownership guidelines are:
Directors:	Five times (5.0x) annual cash retainer
CEO:	Five times (5.0x) annual base salary
President:	Five times (5.0x) annual base salary
Other NEOs:	Two times (2.0x) annual base salary
Pledging and Anti-Hedging Policies
Directors, officers and other employees are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.
Also, directors, officers and other employees are prohibited from entering into any hedging, derivative or other equivalent transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of the Company Common Stock would affect the value of the shares of Company Common Stock owned by the director, officer or employee. This policy provides that examples of prohibited hedging transactions include (i) short sales of the Company Common Stock (the practice of selling a security borrowed from another), (ii) buying put options or selling call options relating to the Company Common Stock, (iii) selling security futures contracts relating to Company Common Stock, (iv) entering into prepaid variable forward sale contracts, equity swaps, or zero cost collars relating to the Company Common Stock, and (v) contributing Company Common Stock to an exchange fund in exchange for an interest in the fund.
Compensation and Human Resources Committee Report
1.	The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management; and
2.
Based on the review and discussions referred to in paragraph 1 above, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders.

COMPENSATION and HUMAN RESOURCES COMMITTEE OF DIME COMMUNITY BANCSHARES, INC.
Rosemarie Chen (Chairperson)
Michael P. Devine, Member
Matthew A. Lindenbaum, Member
Albert E. McCoy, Jr., Member
SUMMARY COMPENSATION TABLE
The following table sets forth information concerning compensation paid to the NEOs for the years ended December 31, 2022, 2021 and 2020.
Name and Principal Position	Year(1)	Salary(2)	Bonus(3)	Stock Awards(4)	Stock Options(5)	Non-Equity Incentive Plan Compensation(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(7)	All Other Compensations(8)	Total
Kevin M. O’Connor Chief Executive Officer	2022	$900,000	$750,000	$584,959	$—	$1,175,430	$568,791	$276,482	$4,255,662
	2021	$885,577	$750,000	$2,572,445	$—	$1,264,902	$246,142	$3,955,246	$9,674,312
	2020	$750,000	$—	$430,920	$105,000	$675,000	$1,839,053	$36,298	$3,836,271
Stuart H. Lubow President & Chief Operating Officer	2022	$700,000	$500,000	$454,975	$—	$914,223	$448,639	$216,845	$3,234,682
	2021	$632,692	$750,000	$1,654,971		$983,813	$198,956	$356,810	$4,577,242
Avinash Reddy Senior Executive Vice President & Chief Financial Officer	2022	$500,000	$250,000	$174,959	$—	$293,857	$—	$106,393	$1,325,209
	2021	$451,923	$500,000	$827,456	$—	$316,226	$—	$137,086	$2,232,691
Conrad J. Gunther Senior Executive Vice President & Chief Lending Officer	2022	$440,000	$250,000	$153,940	$—	$258,595	$—	$110,320	$1,212,855
	2021	$397,692	$500,000	$800,149	$ —	$278,279	$—	$177,954	$2,154,074
Patricia M. Schaubeck Executive Vice President & General Counsel	2022	$368,269	$112,500	$131,193	$—	$195,905	$—	$43,792	$851,659
	2021	$316,346	$225,000	$481,704	$—	$172,167	$—	$53,670	$1,248,887
(1)	Messrs. Lubow, Reddy, Gunther and Ms. Schaubeck are NEOs for the first time in 2021 and, pursuant to SEC rules, compensation for prior years is not required to be reported.
(2)
For 2022, the annual base salary for Messrs. O’Connor, Lubow, Reddy and Gunther was $900,000, $700,000, $500,000 and $440,000, respectively. For Ms. Schaubeck, her annual salary was increased effective April 1, 2022 to $375,000 from $350,000 previously.

(3)	For 2022, reflects vesting on February 1, 2022 of the cash portion of the retention bonus granted to each NEO on February 1, 2021 in connection with the Merger.
(4)
The amounts in this column reflect the aggregate grant date fair value, computed in accordance with FASB ASC No. 718, of restricted stock awards and performance-based restricted stock awards, at the Target level, pursuant to the 2022 LTIP. See discussion of “2022 LTIP” in the above Compensation Discussion and Analysis. Assumptions used in the calculation of these amounts are included in footnote 20 to our audited financial statements for the fiscal year ended December 31, 2022 included in our Annual Report on Form 10 K. Included in this column are the dollar amounts of (i) the value of time-based restricted stock awards granted in March 2022 to the following NEOs: Mr. O’Connor $233,970, Mr. Lubow $181,976, Mr. Reddy $69,970, Mr. Gunther $61,569, and Ms. Schaubeck $52,477, and (ii) the value of the performance-based restricted stock unit grant assuming vesting at the Target level, as follows: Mr. O’Connor $350,989, Mr. Lubow $272,999, Mr. Reddy $104,989, Mr. Gunther $92,371, and Ms. Schaubeck $78,716. Assuming vesting of performance-based restricted stock at the Maximum level, the value of these performance-based awards would have been as follows: Mr. O’Connor, $526,467, Mr. Lubow $409,482, Mr. Reddy $157,466, Mr. Gunther $138,591, and Ms. Schaubeck $118,091. The number of performance share units are determined on the third anniversary of the date of grant, based on the achievement of the board established performance metrics. The vesting schedule for awards under the 2022 LTIP are described in the “Outstanding Equity Awards at Fiscal Year-End” table below.
(5)
The amounts represent the grant date fair value of stock options computed in accordance with FASB ASC No. 718. Assumptions used in the calculation of these amounts are included in footnote 20 to our audited financial statements for the fiscal year ended December 31, 2022 included in our Annual Report on Form 10-K.

(6)	Included in this column are the amount of the cash awards under the 2022 AIP. See discussion of “2022 AIP” in the above Compensation Discussion and Analysis.
(7)
Based on the same assumptions used for financial reporting purposes under generally accepted accounting principles for 2022, 2021, and 2020, respectively. Reflects change in present value of accumulated benefits under the Pension Plan, for Mr. O’Connor, and the pension plan component of the SERP for Messrs. O’Connor and Lubow.

(8)	Details of the amounts reported in the “All Other Compensation” column for 2022 are provided in the table below.
	Itemization of All Other Compensation of Summary Compensation Table for 2022
	401(k) Contribution ($)	Dividends on Stock ($)	Auto ($)	Life Insurance ($)	Cash in Lieu of Perquisites ($)	Other ($) (*)	Total ($)
Kevin M. O’Connor	$10,675	$69,669	$—	$4,791	$100,000	$91,347	$276,482
Stuart H. Lubow	$10,675	$38,285	$—	$2,127	$100,000	$65,758	$216,845
Avinash Reddy	$10,675	$18,705	$—	$370	$50,000	$26,643	$106,393
Conrad J. Gunther	$10,675	$18,330	$—	$8,100	$50,000	$23,215	$110,320
Patricia M. Schaubeck	$10,675	$11,253	$8,400	$1,286	$—	$12,178	$43,792
*	Included in this column are the Company’s contributions to the 401(k) portion of each NEO’s account balance under the SERP.
EMPLOYMENT AGREEMENTS
Employment Agreements with Messrs. O’Connor, Lubow, Reddy and Gunther. The Company and the Bank are parties to employment agreements with Messrs. O’Connor, Lubow, Reddy, and Gunther, setting forth the terms of the executive’s employment with the Company and the Bank. The employment agreements are for a term of three (3) years, subject to an annual renewal for an additional year, unless the Company provides the executive with a written notice of non-renewal at least ninety (90) days before a renewal date. Mr. O’Connor’s employment agreement provides for an annual base salary of not less than $900,000, an annual cash bonus opportunity in an amount at least equal to100% of Base Salary at target, an annual equity award with a fair market value equal to an amount at least equal to 65% of Base Salary as of the grant date, and an annual cash allowance of $100,000 in lieu of perquisites. Mr. Lubow’s employment agreement provides for an annual base salary of not less than $700,000, an annual cash bonus opportunity in an amount at least equal to 100% of Base Salary at target, an annual equity award with a fair market value equal to an amount at least equal to 65% of Base Salary as of the grant date, and an annual cash allowance of $100,000 in lieu of perquisites. Mr. Reddy’s employment agreement provides for an annual base salary of not less than $500,000, an annual cash bonus opportunity in an amount at least equal to 45% of Base Salary at target, an annual equity award with a fair market value equal to an amount at least equal to 35% of Base Salary as of the grant date, and an annual cash allowance of $50,000 in lieu of perquisites. Mr. Gunther’s employment agreement provides for an annual base salary of not less than $440,000, an annual cash bonus opportunity in an amount at least equal to 45% of Base at target, an annual equity award with a fair market value equal to an amount at least equal to 35% of Base Salary as of the grant date, and an annual cash allowance of $50,000 in lieu of perquisites.
If the executive’s employment is terminated by the Company and the Bank without cause or the executive officer resigns for good reason, he would be entitled to the following payments and benefits: the sum of (1) an amount equal to the product of (x) the executive’s annual cash bonus for the fiscal year immediately preceding the fiscal year in which the event of termination occurs (which we refer to as the “Recent Bonus”) if such bonus has not been paid as of the date of the event of termination and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365 (which we refer to as the “Pro Rata Bonus”); (2) the amount equal to the product of (a) three and (b) the sum of (c) executive’s base salary and (d) the Recent Bonus; (3) an amount equal to the Company and its affiliates contributions under the tax-qualified defined contribution plan and any excess or supplemental defined contribution plans sponsored by the Company or its affiliates, in which executive participates as of immediately prior to the date of termination that executive would receive if executive’s employment continued for the three-year period following the date of termination (which we refer to as the “Benefits Period”); and

(4) an amount equal to the product of (a) 150% of the monthly premiums for coverage under the Company’s or and its affiliates health care plans and life insurance plans for purposes of continuation coverage under Section 4980B of the Code with respect to the maximum level of coverage in effect for executive and his or her spouse and dependents as of immediately prior to the date of termination, and (b) the number of months in the Benefits Period. The executive shall also be entitled to outplacement services the scope and provider of which shall be selected by the Company or the Bank, provided that such outplacement benefits shall end not later than the last day of the second calendar year that begins after the date of termination.
If the executive’s employment is terminated by reason of death or disability, the executive shall be entitled to the following from the Bank: (a) an amount equal to the product of the most recent annual cash bonus multiplied by a fraction, with the numerator equal to the number of days in the current fiscal year through the date of termination due to death or disability and the denominator equal to 365, (b) any unvested restricted stock awards subject to time-based vesting shall become fully and immediately vested, and the payment or delivery of such awards or benefits shall be accelerated to the extent permitted by Section 409A or other applicable law and the terms of such plan or arrangement, and (c) any unvested performance stock awards shall become fully and immediately vested and pro-rated based on actual performance and if actual performance is not determinable, at target, and the payment or delivery of such awards or benefits shall be accelerated to the extent permitted by Section 409A or other applicable law and the terms of such plan or arrangement.
In consideration for the foregoing payments and benefits payable upon a termination by the Company and the Bank, as applicable, without cause or by the executive officer for good reason prior to a change in control, the executive is required to execute a release of claims in favor of the Company and the Bank. In addition, the employment agreement contains restrictive covenants concerning nondisclosure of confidential information, mutual non-disparagement of either party and a one-year non-solicitation and one-year noncompetition restriction. However, if the executive’s employment is terminated following a change in control, the non-competition and non-solicitation restrictions shall apply for the period of time mutually agreed to by the parties, and in no event shall the time period be less than six months or exceed two years. In the event that payments to the executive become subject to Sections 280G and 4999 of the Code, such payments would be reduced if such reduction would leave the executive officer better off on an after-tax basis.
Defense of Tax Position Agreements with Messrs. O’Connor, Lubow Reddy and Gunther. The Company and the Bank are parties to Defense of Tax Position Agreements with Messrs. O’Connor, Lubow, Reddy and Gunther. The Agreements provide that the Company will pay the costs of defending the executive’s tax position related to any claim by the United States Internal Revenue Service (together with any state or local taxing authority) with respect to any excise tax due under Section 4999 of the Internal Revenue Code; provided, however, such agreement shall only provide defense expense reimbursement but will not entitle the executive to reimbursement for any taxes, excise taxes or penalties under Section 4999. The Agreements do not entitle the executives to a gross-up.
Change in Control Employment Agreement with Ms. Schaubeck. The Company and the Bank have entered into a change in control employment agreement with Ms. Schaubeck. The agreement is a term of three (3) years, subject to an annual renewal for an additional year, unless the Company provides Ms. Schaubeck with a written notice of non-renewal at least sixty (60) days before a renewal date. If during the Employment Period, Ms. Schaubeck’s employment is terminated by the Company and the Bank without cause or if Ms. Schaubeck resigns for good reason, she would be entitled to the following payments and benefits: the sum of (1) her Pro Rata Bonus; (2) the amount equal to the product of (a) three and (b) the sum of (c) Ms. Schaubeck’s base salary and (d) the Recent Bonus; (3) an amount equal to the Company and its affiliates contributions under the tax-qualified defined contribution plan and any excess or supplemental defined contribution plans sponsored by the Company or its affiliates, in which Ms. Schaubeck participates as of immediately prior to the date of termination that she would receive for the Benefits Period; and (4) an amount equal to the product of (a) 150% of the monthly premiums for coverage under the Company’s or and its affiliates health care plans and life insurance plans for purposes of continuation coverage under Section 4980B of the Code with respect to the maximum level of coverage in effect for Ms. Schaubeck and her spouse and dependents as of immediately prior to the date of termination, and (b) the number of months in the Benefits Period. Ms. Schaubeck shall also be entitled to outplacement services the scope and provider of which shall be selected by the Company or the Bank, provided that such outplacement benefits shall end not later than the last day of the second calendar year that begins after the date of termination. In the event that payments to the executive become subject to Sections 280G and 4999 of the Code, such payments would be reduced if such reduction would leave the executive officer better off on an after-tax basis. If Ms. Schaubeck’s employment is terminated by reason of death or disability, she shall be entitled to an amount equal to the product of the most recent annual cash bonus multiplied by a fraction, with the numerator equal to the number of days in the current fiscal year through the date of termination due to death or disability and the denominator equal to 365.

GRANTS OF PLAN BASED AWARDS
The following table sets forth certain information pertaining to grants of Plan Based Awards to the NEOs during 2022.
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Units(3) (#)(d)	All Other Option Awards: Number of Securities Underlying Options (#)(d)	Exercise or Base Price of Options Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) $(e)
		Threshold (a)	Target (b)	Maximum (c)	Threshold (#)	Target (#)	Maximum (#)
Kevin M. O’Connor		$450,000	$900,000	$1,350,000	—	—	—	—	—	—	—
	03/31/22	—	—	—	5,076	10,152	15,229	6,768	—	—	$584,959
Stuart H. Lubow		$350,000	$700,000	$1,050,000	—	—	—	—	—	—	—
	03/31/22	—	—	—	3,948	7,896	11,845	5,264	—	—	$454,975
Avinash Reddy		$112,500	$225,000	$337,500	—	—	—	—	—	—	—
	03/31/22	—	—	—	1,518	3,036	4,555	2,024	—	—	$174,959
Conrad J. Gunther		$99,000	$198,000	$297,000	—	—	—	—	—	—	—
	03/31/22	—	—	—	1,335	2,671	4,007	1,781	—	—	$153,940
Patricia M. Schaubeck		$75,000	$150,000	$225,000	—	—	—	—	—	—	—
	03/31/22	—	—	—	1,138	2,277	3,415	1,518	—	—	$11,193
(1)
The information in these columns reflects the range of possible payments under the 2022 AIP. For an explanation of the incentive opportunities, see the sections above titled “Compensation Discussion and Analysis – 2022 Annual (Cash) Incentive Plan (“2022 AIP”)” and “2022 AIP.”

(2)
The information in these columns reflects the range of possible awards for vesting of PRSAs. The awards will vest based on the achievement of two pre-determined performance goals: Relative Total Shareholder Return and Adjusted Return on Average Tangible Common Equity, each for the performance period ending on December 31, 2024. During March 2022, the Compensation Committee approved threshold, target and maximum opportunities based on consultation with an independent compensation consulting firm ranging from 50% to 150% of threshold level of performance. For an explanation of the performance goals, see the section above titled “Compensation Discussion and Analysis – 2022 Long-Term (Equity) Incentive Plan (“2022 LTIP”)” and “2022 LTIP.”

(3)	The amounts shown in column (d) reflect the number of shares of restricted stock granted in March 2022 to each NEO pursuant to the 2022 LTIP.
(4)
The amounts included in column (e) reflect the full grant date fair value of the restricted stock awards calculated in accordance with FASB ASC No. 718, based on attaining the performance at the target level.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth information pertaining to outstanding equity awards held by the NEOs as of December 31, 2022.
Name	Option Awards				Stock Awards
	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price ($/sh)	Option expiration date	Number of shares or units of stock that have not vested	Market Value of shares or units of stock that have not vested(1) ($)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested(1) ($)
Kevin M. O’Connor	17,255	—	$36.19	2/13/2028	65,803(2)	$2,094,509	21,242(7)	$676,133
	22,277	—	$35.35	2/12/2029	—	—
	25,610	—	$34.87	2/13/2030	—	—	—	—
Stuart H. Lubow	—	—	—	—	35,584(3)	$1,132,639	21,200(7)	$674,796
	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—
Avinash Reddy	—	—	—	—	17,184(4)	$546,967	9,232(7)	$293,855
	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—
Conrad J. Gunther	—	—	—	—	16,775(5)	$533,948	8,125(7)	$258,619
	—	—	—	—	—	—	—	—
	—		—	—	—	—	—	—
Patricia M. Schaubeck	—	—	—	—	10,752(6)	$342,236	6,690(7)	$212,943
(1)	Amounts based on closing price of our Common Stock as of December 31, 2022 ($31.83), as reported on the NASDAQ®.
(2)
46,044 shares vest in equal installments on the second, third, and fourth anniversary of the date of grant of February 1, 2021; 12,991 shares vest in equal installments on February 15, 2023, February 15, 2024, and February 15, 2025, and 6,768 shares vest in equal installments on the first, second, and third anniversary of the date of grant of March 31, 2022.

(3)
27,548 shares vest in equal installments on the second, third, and fourth anniversary of the date of grant of February 1, 2021; 2,772 shares vest in equal installments on July 1, 2023 and July 1, 2024; and 5,264 shares vest in equal installments on the first, second, and third anniversary of the date of grant of March 31, 2022.

(4)
13,774 shares vest in equal installments on the second, third, and fourth anniversary of the date of grant of February 1, 2021; 1,386 shares vest in equal installments on July 1, 2023 and July 1, 2024; and 2,024 shares vest in equal installments on the first, second, and third anniversary of the date of grant of March 31, 2022.

(5)
13,774 shares vest in equal installments on the second, third, and fourth anniversary of the date of grant of February 1, 2021; 1,220 shares vest in equal installments on July 1, 2023 and July 1, 2024; and 1,781 shares vest in equal installments on the first, second, and third anniversary of the date of grant of March 31, 2022.

(6)
8,264 shares vest in equal installments on the second, third, and fourth anniversary of the date of grant of February 21, 2021; and 970 shares vest in equal installments on July 1, 2023 and July 1, 2024; and 1,518 shares vest in equal installments on the first, second, and third anniversary of the date of grant of March 31, 2022.

(7)	For Mr. O’Connor, 6,014 shares cliff vest in 2023 upon satisfaction of performance requirements, and 15,228 shares cliff vest in 2024 upon satisfaction of performance requirements.
For Mr. Lubow, 9,355 shares cliff vest in 2023 upon satisfaction of performance requirements, and 11,845 shares cliff vest in 2024 upon satisfaction of performance requirements.
For Mr. Reddy, 4,677 shares cliff vest in 2023 upon satisfaction of performance requirements, and 4,555 shares cliff vest in 2024 upon satisfaction of performance requirements.
For Mr. Gunther, 4,116 shares cliff vest in 2023 upon satisfaction of performance requirements, and 4,009 shares cliff vest in 2024 upon satisfaction of performance requirements.
For Ms. Schaubeck, 3,274 shares cliff vest in 2023 upon satisfaction of performance requirements, and 3,416 shares cliff vest in 2024 upon satisfaction of performance requirements.

OPTION EXERCISES AND STOCK VESTED
The following table sets forth information regarding the value realized by our NEOs on option exercises and stock awards vested during the year ended December 31, 2022.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kevin M. O’Connor	—	—	33,845	1,175,027
Stuart H. Lubow	—	—	21,063	724,566
Avinash Reddy	—	—	10,531	395,266
Conrad J. Gunther	—	—	10,447	359,734
Patricia M. Schaubeck	—	—	4,912	168,235
(1)	Based on the closing price of our Common Stock on the respective vesting dates.
PENSION BENEFITS
The Bank maintains the SERP, which is a non-qualified deferred compensation plan, to provide benefits for certain executives and officers. The SERP is designed to compensate for the benefits reduced under the 401(k) and the Pension Plan due to the application of the compensation dollar limits and annual benefit limits under the Internal Revenue Code of 1986, as amended (the “Code”).
Under the terms of the SERP, the amount of a participant’s annual 401(k) credit and/or annual pension credit is generally equal to the excess of the annual benefit to which the participant would have been entitled under the 401(k) Plan and/or the Pension Plan if the compensation dollar limits under the Code did not apply for each plan year. A participant’s account balance will be fully vested at all times. Messrs. O’Connor and Lubow are the only NEOs that participate in the Pension Plan benefit under the SERP.
The following table sets forth certain information pertaining to the present value of accumulated benefits payable to Messrs. O’Connor and Lubow as of December 31, 2022. The amounts reflected have been determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.
	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Kevin M. O’Connor	SERP	2	$809,851	—
Kevin M. O’Connor	Pension Plan	14	$508,449	—
Stuart H. Lubow	SERP	2	$647,595	—
NONQUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Kevin M. O’Connor	—	$91,347	($13,462)	—	$131,917
Stuart H. Lubow	—	$65,758	($9,665)	—	$99,917
Avinash Reddy	—	$26,643	($7,898)	—	$45,357
Conrad J. Gunther	—	$23,215	($6,031)	—	$39,869
Patricia M. Schaubeck	—	$12,178	($3,386)	—	$18,377
(1)	Contributions included in the “Registrant Contributions in Last Fiscal Year” column are included as compensation for the NEO in the Summary Compensation Table.
As previously disclosed, under the terms of the SERP, the amount of a participant’s annual 401(k) credit and/or annual pension credit is generally equal to the excess of the annual benefit to which the participant would have been entitled under the 401(k) Plan and/or the Pension Plan if the compensation dollar limits under the Code did not apply for each plan year. A participant’s account balance will be fully vested at all times.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table shows estimated payments that would be made to the NEOs upon specified events, assuming such events occurred on December 31, 2022, pursuant to each NEO’s employment agreement, equity awards, and other benefit plans or arrangements under the various circumstances presented. In addition, the NEOs are entitled to certain retirement benefits under plans maintained by the Bank or the Company that are not conditioned on a termination of employment or a change in control of the Bank or the Company. The NEOs are participants in a SERP, as described above in the Pension Benefits and Nonqualified Deferred Compensation section of this Proxy Statement, and details regarding their benefits in the SERP are disclosed in the Pension Benefits table and the Nonqualified Deferred Compensation table of this Proxy Statement.
Name	Involuntary Termination ($)	Involuntary Termination after Change in Control ($)	Disability ($)	Death ($)
Kevin M. O’Connor
Stock Based Incentive Plans	—	$2,770,642(2)	$2,770,642(2)	$2,770,642(2)
Employment Agreement	$8,086,542(1)	$6,991,836(3)	$1,264,902(4)	$1,264,902(4)
Stuart H. Lubow
Stock Based Incentive Plans	—	$1,430,409(2)	$1,430,409(2)	$1,430,409(2)
Employment Agreement	$6,418,458(1)	$6,418,458(3)	$983,813(4)	$983,813(4)
Avinash Reddy
Stock Based Incentive Plans	—	$840,822(2)	$840,822(2)	$840,822(2)
Employment Agreement	$2,904,628(1)	$2,904,628(3)	$316,226(4)	$316,226(4)
Conrad J. Gunther
Stock Based Incentive Plans	—	$792,567(2)	$792,567(2)	$792,567(2)
Employment Agreement	$2,677,365(1)	$2,677,365(3)	$278,279(4)	$278,279(4)
Patricia M. Schaubeck
Stock Based Incentive Plans	—	$555,179(2)	$555,179(2)	$555,179(2)
Change in Control Employment Agreement	$1,926,634(1)	$1,926,634(3)	$175,000(4)	$175,000(4)
(1)
This amount represents the sum of (i) for Messrs. O’Connor, Lubow, Reddy and Gunther, an amount equal to the product of (a) the executive’s annual cash bonus for the fiscal year immediately preceding the fiscal year in which the event of termination occurs (except for Ms. Schaubeck this amount is equal to the greater of (i) Ms. Schaubeck’s target annual bonus for the fiscal year in which the effective date of her agreement occurred, which was 2021, or (ii) the average of the annual bonuses paid in respect of the last three full fiscal years prior to 2021 (collectively for each executive, the “Recent Bonus”) and (b) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365 (the “Pro Rata Bonus”); (ii) the amount equal to the product of (a) three and (b) the sum of (c) executive’s base salary and (d) the Recent Bonus; (iii) an amount equal to the Company and its affiliates contributions under the tax-qualified defined contribution plan and any excess or supplemental defined contribution plans sponsored by the Company or its affiliates, in which executive participates as of immediately prior to the date of termination that executive would receive if executive’s employment continued for the three-year period following the date of termination (the “Benefits Period”); and (iv) an amount equal to the product of (a) 150% of the monthly premiums for coverage under the Company’s or and its affiliates health care plans and life insurance plans for purposes of continuation coverage under Section 4980B of the Code with respect to the maximum level of coverage in effect for executive and his or her spouse and dependents as of immediately prior to the date of termination, and (b) the number of months in the Benefits Period.

(2)
This amount represents the value of unvested restricted stock units and restricted stock awards, subject to time-based and performance-based vesting (at target), that become fully vested upon certain events, including death, disability and a qualifying termination of employment following a change in control.

(3)
In the event of an involuntary termination after a change in control, this amount represents the sum of (i) an amount equal to the product of (a) the Pro Rata Bonus; (ii) the amount equal to the product of (a) three and (b) the sum of (c) executive’s base salary and (d) the greater of the Annual Cash Bonus (at target) in the year of a change in control or the average of the annual cash bonus earned by the executive during the three years prior to a change in control (including the full value of the annual cash bonus, whether payable in cash or another form); (iii) an amount equal to the Company and its affiliates contributions under the tax-qualified defined contribution plan and any excess or supplemental defined contribution plans sponsored by the Company or its affiliates, in which executive participates as of immediately prior to the date of termination that executive would receive if executive’s employment continued for the Benefits Period; and (iv) an amount equal to the product of (a) 150% of the monthly premiums for coverage under the Company’s or and its affiliates health care plans and life insurance plans for purposes of continuation coverage under Section 4980B of the Code with respect to the maximum level of coverage in effect for executive and his or her spouse and dependents as of immediately prior to the date of termination, and (b) the number of months in the Benefits Period. In consideration for the foregoing payments and benefits, each employment agreement contains restrictive covenants concerning nondisclosure of confidential information, mutual non-disparagement of either party and non-competition and non-solicitation restrictions, which shall apply for the period of time mutually to be agreed to by the parties, and in no event shall the time period be less than six months or exceed two years. In the event that payments to the executive become subject to Sections 280G and 4999 of the Code, such payments shall be reduced if such reduction would leave the executive officer better off on an after-tax basis, and accordingly, the amount shown in this column may be reduced.
(4)	In the event of death or disability, this amount represents the Pro Rata Bonus.
CEO PAY RATIO
Pursuant to Section 953 (b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402 (u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median compensated employee and the annual total compensation of our CEO.
For 2022, annual total compensation of our median employee other than our CEO was $78,196 and the annual total compensation for our CEO as reported in the 2022 Summary Compensation Table was $4,255,662. Based on this information, for 2022 we estimate the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 54 to 1.
We identified our median employee using our entire workforce, as of December 31, 2022, including all full-time and part-time employees of the Bank. We used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2022. We annualized compensation for full-time and part-time permanent employees who were employed on December 31, 2022, but did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees.
We determined the annual total compensation for our median employee by calculating total compensation for such employee in accordance with the requirements of Item 402 (c)(2)(x) of Regulation S-K.
With regard to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table, which is included in this Proxy Statement.
The SEC’s rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and various assumptions and, as a result, the pay ratio reported by the Company may not be comparable to the pay ratio reported by other companies.

Pay Versus Performance Disclosure
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation and Human Resources Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.
Year	Summary Compensation Table Total for Kevin O’Connor[1] ($)	Compensation Actually Paid to Kevin O’Connor[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on:[4]		Net Income ($ Millions)	Adjusted ROATCE[5]
					TSR ($)	Peer Group TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	4,255,662	3,567,836	1,656,101	1,490,284	108.86	107.95	152.6	16.6%
2021	9,674,312	10,555,214	2,954,276	3,376,950	116.83	119.79	104.0	11.3%
2020	3,836,271	1,494,883	1,196,678	677,120	78.44	89.23	42.3	7.2%
(1)	Kevin O'Connor was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.
2020	2021	2022
Howard H. Nolan	Stuart H. Lubow*	Stuart H. Lubow
Kevin L. Santacroce	Avinash Reddy*	Avinash Reddy
James J. Manseau	Conrad J. Gunther*	Conrad J. Gunther
John M. McCaffery	Patricia M. Schaubeck*	Patricia M. Schaubeck
Howard H. Nolan
John M. McCaffery
*
Messrs. Lubow, Reddy, Gunther and Ms. Schaubeck became NEOs for the first time in 2021 and, pursuant to SEC rules, their compensation in this Pay Versus Performance disclosure reflects amounts calculated from February 1, 2021, which was the date of the Merger and the first day of their employment with the Company.

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year and any prior year service cost of pension benefits (if a plan amendment or initiation occurred during the year).

Year	Summary Compensation Table Total for Kevin O'Connor ($)	Exclusion of Change in Pension Value for Kevin O'Connor ($)	Exclusion of Stock Awards and Option Awards for Kevin O'Connor ($)	Inclusion of Pension Service Cost for Kevin O'Connor ($)	Inclusion of Equity Values for Kevin O'Connor ($)	Compensation Actually Paid to Kevin O'Connor ($)
2022	4,255,662	(568,791)	(584,959)	48,098	417,826	3,567,836
2021	9,674,312	(246,142)	(2,572,445)	59,569	3,639,920	10,555,214
2020	3,836,271	(1,839,053)	(535,920)	56,625	(23,040)	1,494,883
Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	1,656,101	(112,160)	(228,767)	—	175,110	1,490,284
2021	2,954,276	(33,159)	(408,322)	4,372	859,783	3,376,950
2020	1,196,678	(361,144)	(179,375)	55,328	(34,367)	677,120

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:
Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Kevin O'Connor ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Kevin O'Connor ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Kevin O'Connor ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Kevin O'Connor ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Kevin O'Connor ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Kevin O'Connor ($)	Total - Inclusion of Equity Values for Kevin O'Connor ($)
2022	642,454	(209,666)	—	(14,962)	—	—	417,826
2021	3,437,414	—	—	202,506	—	—	3,639,920
2020	251,217	(20,438)	—	(253,819)	—	—	(23,040)
Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	251,263	(68,014)	—	(8,139)	—	—	175,110
2021	779,427	—	55,978	24,378	—	—	859,783
2020	82,664	(8,925)	—	(108,106)	—	—	(34,367)
(4)
The Peer Group TSR set forth in this table utilizes the S&P SmallCap 600 Banks Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the S&P SmallCap 600 Banks Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)
We determined Adjusted Return on Average Tangible Common Equity (“Adjusted ROATCE”) to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2022. Return on average tangible common equity (ROATCE) is a non-GAAP measure that is computed by dividing net earnings applicable to common shareholders by average monthly tangible common shareholders’ equity, and Adjusted ROATCE is a non-GAAP measure that further excludes from ROATCE one-time items such as Merger-related expenses, severance expenses, gains from sales of securities and other assets, branch closure expenses, expenses related to termination of borrowings, and other one-time items. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years. Please refer to the Compensation Discussion & Analysis for additional information about our compensation program in 2022.

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

PEO and Average NEO Compensation Actually Paid Versus Company TSR
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
Compensation Actually Paid ($ in Millions)
$140
$120
$100
$80
$60
$40
$20
$0
Company TSR (FYE 2019 indexed to $100)
$78.44
$116.83
$108.86
$1.5
$1.2
$10.6
$3.0
$3.6
$1.7
2020
2021
2022
Kevin O'Connor - Compensation Actually Paid
Average NEO Compensation Actually Paid
Dime Community Bancshares TSR

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our Net Income during the three most recently completed fiscal years.

PEO and Average NEO Compensation Actually Paid Versus Company Net Income
Compensation Actually Paid ($ in Millions)
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
Net Income ($ in Millions)
$160
$140
$120
$100
$80
$60
$40
$20
$0
$37.50
$96.70
$145.30
$1.5
$1.2
$10.6
$3.0
$3.6
$1.7
2020
2021
2022
Kevin O'Connor - Compensation Actually Paid
Average NEO Compensation Actually Paid
Net Income

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Adjusted ROATCE
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our Adjusted ROATCE during the three most recently completed fiscal years.

PEO and Average NEO Compensation Actually Paid Versus Adjusted ROATCE*
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
Compensation Actually Paid ($ in Millions)
18%
16%
14%
12%
10%
8%
6%
4%
2%
0%
Adjusted Return on Tangible Common Equity
10.02%
16.73%
16.67%
$1.5
$1.2
$10.6
$3.0
$3.6
$1.7
2020
2021
2022
Kevin O'Connor - Compensation Actually Paid
Average NEO Compensation Actually Paid
Adjusted ROATCE

Description of Relationship Between TSR and Peer Group TSR
The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the KBW NASDAQ Bank Index over the same period (assumes reinvestment of dividends).

Tabular List of Most Important Financial Performance Measures
The following tables presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2022 to Company performance. The measures in this table are not ranked.
Net Income
Adjusted Return on Tangible Common Equity
Adjusted Non-Interest Expense/Average Assets

DELINQUENT SECTION 16(a) REPORTS
Our Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934. The officers and directors of the Company and beneficial owners of greater than 10% of our shares of common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership. SEC rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the shares of common stock to file a Form 3, 4 or 5 on a timely basis. Based solely on our review of such ownership reports and representations made by the directors and executive officers, one Form 4 report for the Company’s Chief Risk Officer, relating to one transaction, was inadvertently filed late.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Sarbanes-Oxley Act of 2002 allows for loans made by the Bank, as an FDIC insured institution, to our executive officers and directors in compliance with federal banking regulations. Federal banking regulations allow for loans made to executive officers or directors under a benefit program maintained by the Bank that is generally available to all other employees and that does not give preference to any executive officer or director over any other employee. The Bank maintains a program that provides employees and directors with at least six months of service with a credit of 1.00% to be applied towards costs or a reduction in the loan’s interest rate. Except for the interest rate discount or credit applied towards costs, loans to our directors and executive officers (and their immediate family members and companies in which they are principal owners), are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to, and do not involve more than the normal risk of collectability or present other unfavorable features.
During the year ended December 31, 2022, the Bank had two residential mortgage loans to two directors, two residential mortgage loans to two executive officers, and one commercial real estate loan to an entity controlled by one of our directors. The residential mortgage loans were made with the interest rate discount under the program available to all employees described in the immediately preceding paragraph. All five loans were made in the ordinary course of business, on substantially the same terms, including the interest rate (other than the discounted interest rate under the employee discount rate program described above) and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.
The Board (excluding any director involved in the transaction) reviews and approves all transactions between the Company or the Bank and any director or executive officer that would require proxy statement disclosure pursuant to Item 404(a).

PROPOSAL 2. — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Crowe LLP (“Crowe”) was the independent registered public accounting firm of the Company for the year ended December 31, 2022, and has been selected to serve as the Company’s independent registered public accounting firm for the year ending 2023. Representatives of Crowe are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders.
Shareholder ratification of the selection of Crowe is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of the independent registered public accounting firm to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection of Crowe, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its shareholders.
Fees Paid to Crowe
The following table presents fees for professional audit services rendered by Crowe for the audit of our annual financial statements and other professional services provided for the years ended December 31, 2022 and 2021.
Type of Fees	2022	2021
Audit Fees (1)	$907,500	$870,000
Audit Related Fees(2)	$87,000	$488,725
Tax Fees (3)	$0	$106,211
All Other Fees (4)	$45,000	$21,617
Total Fees	$1,035,500	$1,486,553
(1)
Audit fees for 2022 and 2021 consist of professional services rendered for the annual audit of our financial statements and audit of internal controls over financial reporting, along with the review of financial statements included in our quarterly reports.

(2)
Audit related fees in the case of 2021 consist of services provided in connection with the Merger, the adoption of ASU 2016-13, “Financial Instruments: Credit Losses,” and procedures related to critical accounting matters. Additionally, both years consist of audit-related fees for employee benefit plan audits and Uniform Single Audit Program for Mortgage Bankers (USAP) procedures.

(3)
Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, or obtain government approval for amounts to be included in tax filings and consisted of:

•	Federal, state and local income tax return assistance
•	Sales and use, property and other tax return assistance
•	Research & Development tax credit documentation and analysis for purposes of filing amended returns
•	Requests for technical advice from taxing authorities
(4)	All other fees consist of services for consent procedures related to regulatory filings or other services which may include SEC matters.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public Accounting Firm
The Audit Committee has adopted policies and procedures for the pre-approval of the above fees. All requests for services to be provided by Crowe are pre-approved by the Audit Committee. A schedule of approved services is then reviewed and approved by the entire Audit Committee at the next Audit Committee meeting.
In order to ratify the selection of Crowe as the Company’s independent registered public accounting firm for the 2023 fiscal year, the proposal must receive the affirmative vote of at least a majority of the votes cast at the Annual Meeting, either in person or by proxy.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING 2023.

PROPOSAL 3. — NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The Board believes that the Company’s compensation programs and policies are centered on a pay for performance culture and are strongly aligned with the long-term interests of shareholders.
In accordance with Section 14A of the Exchange Act, we are asking shareholders to vote in a non-binding, advisory manner to approve the compensation paid to our Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion). Item 402 of Regulation S-K is the SEC regulation that sets forth the disclosure companies must include in their proxy statement as to executive compensation. At the 2017 Annual Meeting of Shareholders, the Board of Directors recommended, and the shareholders approved, a non-binding vote in favor of holding an annual advisory vote on executive compensation. As a result, the Board of Directors determined the Company would hold an annual advisory vote to approve executive compensation.
This proposal, commonly known as a “Say on Pay” proposal, gives you as a shareholder the opportunity to vote on our executive pay program. The Board of Directors is requesting shareholders to cast a non-binding advisory vote on the following resolution:
“Resolved, that the compensation paid to Dime’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Because this vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.
PROPOSAL 4. — NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Exchange Act, our shareholders are being asked to vote, on a non-binding, advisory basis, on how frequently our shareholders should have a say on executive compensation (“say-on-pay” vote) in the future. Although this frequency vote is advisory and is not binding on the Board, the Compensation Committee will take into account the outcome of the vote when considering how frequently to hold the say-on-pay votes. You may choose from the following alternatives: every one year (annually), every two years, every three years or you may abstain. With respect to Proposal 4, shareholders are voting on the frequency of votes and not voting to approve or disapprove the Board’s recommendation. We will ask our shareholders to vote on the frequency of say-on-pay votes at least once every six years.
The Board continues to believe and is recommending that the say-on-pay vote should be conducted every year so that shareholders may annually express their views on the Company’s executive compensation program. The Compensation Committee, which administers the Company’s executive compensation program, values the opinions expressed by shareholders in these votes and will continue to consider the outcome of these votes in making its decisions on executive compensation.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ONE YEAR.

SHAREHOLDER PROPOSALS UNDER SEC RULES
Under SEC Rule 14a-8, in order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company’s executive office, 898 Veterans Memorial Highway, Suite 560, Hauppauge, New York 11788, no later than December 15, 2023. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.
Additionally, under SEC Rule 14a-19, a stockholder intending to engage in a director election contest at next year’s Annual Meeting of Shareholders must give the Company notice of its intent to solicit proxies by providing the names of its nominees and certain other information by March 26, 2024.
ADVANCE NOTICE OF BUSINESS OR NOMINATIONS TO BE BROUGHT BEFORE AN ANNUAL MEETING
The Company’s Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of shareholders. In order for a shareholder to properly nominate persons for election to the Board of Directors or bring business before an annual meeting, the shareholder must give written notice to the Corporate Secretary not less than 90 days prior to the date of the Company’s proxy materials for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The Bylaws require that the notice must include, among other things, the shareholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the shareholder in the proposed business. Nothing in this paragraph shall be deemed to require the Company to include in its annual meeting proxy statement under SEC Rule 14a-8 any shareholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received, or to include in a universal proxy card the names of shareholder nominees for which the shareholder did not provide proper notice under SEC Rule 14a-19. In accordance with the foregoing, advance notice for certain business or nominations to the Board of Directors to be brought before next year’s Annual Meeting of Shareholders must be given to the Company by January 14, 2024.
OTHER MATTERS
The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act in accordance with their best judgment. Whether you intend to be present at this meeting or not, you are urged to return your signed proxy promptly. For your convenience, you may also cast your vote electronically.
HOUSEHOLDING
If you receive proxy materials by mail, unless you have provided us contrary instructions, we have sent a single copy of these proxy materials to any household at which one or more shareholders reside if we believe the shareholders are members of the same household. Each stockholder in the household will receive a separate Proxy Card. This process, known as “householding,” reduces the volume of duplicate information received by you and helps reduce the cost and environmental impact of providing these materials. If you would like to receive your own set of proxy materials, please follow these instructions:
•
If your shares are registered in your own name, contact our transfer agent, Computershare, and inform them of your request to revoke householding by calling 1-800-368-5948, or by writing them at Computershare, PO Box 505000 Louisville, KY 40233, Attention: Householding Department.

•	If a bank, broker or other nominee holds your shares, contact your bank, broker or other nominee directly.

ANNUAL REPORT
A copy of the Annual Report to shareholders for the period ended December 31, 2022, including the consolidated financial statements prepared in conformity with U.S. GAAP for the year ended December 31, 2022, accompanies this Proxy Statement. The consolidated financial statements for the year ended December 31, 2022 have been audited by Crowe LLP, whose report appears in the Annual Report. Shareholders may obtain, free of charge, a copy of the Annual Report on Form 10-K filed with the SEC (without exhibits) by writing to Corporate Secretary, Dime Community Bancshares, Inc., 898 Veterans Memorial Highway, Suite 560, Hauppauge, New York 11788, or by calling (631) 537-1000, or by accessing the Company’s Investor Relations website https://investors.dime.com/investorrelations.
By Order of the Board of Directors
Patricia M. Schaubeck
Corporate Secretary
Hauppauge, New York
April 13, 2023
TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLASE VOTE BY INTERNET, TELEPHONE OR MAIL AS SOON AS POSSIBLE.

Appendix
Reconciliation of GAAP to Non-GAAP Measures
Below is a reconciliation of GAAP amounts with corresponding non-GAAP amounts for 2020, 2021 and 2022.
Reconciliation of Adjusted ROATCE
	Twelve Months Ended
	December 31, 2020	December 31, 2021	December 31, 2022
Return on Average Tangible Common Equity - as reported (non-GAAP)	7.14%	11.09%	16.49%

Reported net income available to common stockholders	$37,535	$96,710	$145,270
Adjustments to net income(1)
Provision for credit losses - Non-PCD loans (double-count)	—	20,278	—
Gain on sale of PPP loans	—	(20,697)	—
Net gain on sale of securities and other assets	(4,592)	(1,685)	(1,397)
Loss on termination of derivatives	6,596	16,505	—
Severance	4,000	1,875	2,198
Loss on extinguishment of debt	1,104	1,751	740
Curtailment loss	(1,651)	1,543	—
Merger expenses and transaction costs(2)	15,256	44,824	—
Branch restructuring	—	5,059	—
Income tax effect of adjustments and other tax adjustments	(5,537)	(19,421)	145
Amortization of Intangible assets, net of tax	—	—	—
Adjusted net income available to common stockholders (non-GAAP)	$52,711	$146,742	$146,956
Average Tangible Common Equity	$525,817	$888,128	$889,026
Adjusted Return on Average Tangible Common Equity (non-GAAP)	10.02%	16.73%	16.67%
A-1

DIME COMMUNITY BANCSHARES, INC.
898 VETERANS MEMORIAL HIGHWAY
HAUPPAUGE, NEW YORK 11788
ATTN: INVESTOR RELATIONS

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 24, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DCOM2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. The meeting will be held on May 25, 2023 at 10:00 A.M. Eastern Time.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 24, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V05990-P85942 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DIME COMMUNITY BANCSHARES, INC.

Proposals 1, 2, 3, and 4 are proposed by Dime Community Bancshares, Inc. The Board of Directors unanimously recommends a vote "FOR" all of the nominees in Proposal 1, a vote "FOR" Proposals 2 and 3, and for a "1 YEAR" frequency of future votes on executive compensation in Proposal 4.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of the following twelve nominees for Directors for terms to expire at the 2024 Annual Meeting of Shareholders:

NOMINEES:

01) Kenneth J. Mahon
02) Dennis A. Suskind
03) Paul M. Aguggia
04) Rosemarie Chen
05) Michael P. Devine
06) Marcia Z. Hefter
07) Matthew A. Lindenbaum
08) Albert E. McCoy, Jr.
09) Raymond A. Nielsen
10) Kevin M. O'Connor
11) Joseph J. Perry
12) Kevin Stein

		1 Year	2 Years	3 Years	Abstain
4.	Approval, by a non-binding advisory vote, on the frequency of future advisory votes on the compensation of the Company's Named Executive Officers.	☐	☐	☐	☐

The proxies are authorized to vote upon such other business as may come before the Annual Meeting or any adjournment or postponement thereof in such manner as shall be determined by a majority of the Board of Directors.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and the Proxy Statement, both dated April 13, 2023, for the Annual Meeting.

Please note the Annual Meeting is being held as a virtual meeting.

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V05991-P85942

DIME COMMUNITY BANCSHARES, INC.

This Proxy is solicited on behalf of the Board of Directors of Dime Community Bancshares, Inc. for the Annual Meeting of Shareholders to be held on May 25, 2023.

The undersigned shareholder of Dime Community Bancshares, Inc. hereby appoints Patricia M. Schaubeck and Alexandra Weeks to represent and to vote as proxies, as designated on the reverse side, all shares of common stock of Dime Community Bancshares, Inc. held of record by the undersigned on March 31, 2023, at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 A.M., Eastern Time, on May 25, 2023, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the Annual Meeting of Shareholders and Proxy Statement, both dated April 13, 2023, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. **If no direction is given, this proxy will be voted FOR the election of all nominees in Proposal 1, FOR Proposals 2 and 3, and for a 1 YEAR frequency of future votes on executive compensation in Proposal 4. If this proxy is executed in such a way as not to withhold authority to vote for the election of any nominee, this proxy shall be deemed to grant such authority.**

(Continued and to be signed on reverse side)